Exhibit 10.1

SALE, PURCHASE AND ESCROW AGREEMENT

BETWEEN

NOP COTTONWOOD HOLDINGS, LLC (Seller)

AND

HGREIT II COTTONWOOD CENTER LLC (Purchaser)

AND

COMMONWEALTH LAND TITLE INSURANCE COMPANY (Escrow Agent)

TABLE OF CONTENTS

ARTICLE 1 SALE OF PROPERTY		1
1.1	Real Property	1
1.2	Personal Property	1
1.3	Other Property Rights	1

ARTICLE 2 PURCHASE PRICE AND DEPOSIT		2
2.1	Purchase Price	2
2.2	Independent Consideration	3

ARTICLE 3 TITLE MATTERS		3
3.1	Title to Real Property	3
3.2	Title and Survey	3

ARTICLE 4 PURCHASER’S DUE DILIGENCE		5
4.1	Due Diligence Period	5
4.2	Access to Property	5
4.3	Due Diligence Materials To Be Delivered	8
4.4	Due Diligence Materials To Be Made Available	8
4.5	Assignment/Termination of Contracts	8
4.6	Tenant Estoppel Certificates	9
4.7	Return of Due Diligence Materials	9

ARTICLE 5 ADJUSTMENTS AND PRORATIONS		10
5.1	Prorations	10
5.2	Real Estate Taxes and Assessments	10
5.3	Operating Expenses	11
5.4	Lease Expenses	11
5.5	Purchase Price Credit	11
5.6	Extra Space Shuttle	11
5.7	Security Deposits	12
5.8	Apportionment Credit	12
5.9	Closing Costs	12
5.10	Delayed Adjustment	13
5.11	Survival	13

ARTICLE 6 CLOSING		13
6.1	Closing Date	13
6.2	Seller’s Closing Deliveries	13
6.3	Purchaser Closing Deliveries	14

6.4	Seller’s Post‑Closing Deliveries and Cooperation	15

ARTICLE 7 CONDITIONS TO CLOSING		15
7.1	Seller’s Obligations	15
7.2	Purchaser’s Obligations	16
7.3	Waiver of Failure of Conditions Precedent	16

ARTICLE 8 REPRESENTATIONS AND WARRANTIES		17
8.1	Purchaser’s Representations	17
8.2	Seller’s Representations	19
8.3	General Provisions	21

ARTICLE 9 COVENANTS		23
9.1	Maintenance of Property	23
9.2	Contracts	23
9.3	Negative Covenants	24
9.4	Confidentiality	24
9.5	Tax Contests, Refunds and Credits	25

ARTICLE 10 DEFAULTS		25
10.1	Default by Purchaser	25
10.2	Default by Seller	26
10.3	Waiver of Right to Record Lis Pendens	27
10.4	Survival	27

ARTICLE 11 DAMAGE, DESTRUCTION AND CONDEMNATION		27
11.1	Destruction or Damage	27
11.2	Condemnation	28
11.3	Waiver	29

ARTICLE 12 ESCROW		29
12.1	General	29
12.2	Investment	29
12.3	Supplementary Escrow Instructions	29
12.4	Limitation on Liability	30
12.5	Disputes between Parties	30
12.6	Taxes Payable on Interest	30
12.7	Receipt and Disbursement of Deposits	30
12.8	Designation Agreement	31
12.9	Survival	31

ARTICLE 13 LEASING MATTERS		31
13.1	New Leases	31

13.2	Lease Expenses	32
13.3	Lease Enforcement	32
13.4	Survival	33

ARTICLE 14 DISCLAIMER, WAIVER, RELEASE		33
14.1	Disclaimer	33
14.2	Waiver and Release	35
14.3	Definitions	35
14.4	Survival	36

ARTICLE 15 MISCELLANEOUS		36
15.1	Assignment	36
15.2	Brokers	36
15.3	Notices	37
15.4	Calculation of Time Periods	39
15.5	Survival/Merger	39
15.6	Termination of Agreement	39
15.7	Integration; Waiver	39
15.8	Governing Law	39
15.9	Waiver by Jury/Venue	39
15.10	Recovery by Prevailing Party	39
15.11	Construction	40
15.12	Binding Effect	40
15.13	Severability	40
15.14	Proper Execution	40
15.15	No Marketability	41
15.16	No Third Party Beneficiary	41
15.17	No Recordation	41
15.18	Time of Essence	41
15.19	Deleted	41
15.20	Independent Responsibility/No Alter Ego	41
15.21	Further Assurances	42
15.22	Limited Liability	42
15.23	Counterparts	42
15.24	Cooperation With Purchaser's Auditors And SEC Filing Requirements	42

EXHIBITS

Exhibit A –	Legal Description
Exhibit B-1 –	Leases
Exhibit B-2 –	Security Deposits
Exhibit B-3 –	Tenant Arrearages
Exhibit B-4 –	Contracts
Exhibit B-5 –	Mandatory Contracts
Exhibit B-6 –	Litigation
Exhibit C –	Form of Tenant Estoppel Certificate
Exhibit D –	Deed
Exhibit E –	Bill of Sale
Exhibit F –	Assignment of Leases
Exhibit G –	General Assignment
Exhibit H –	Certification of Non‑Foreign Status
Exhibit I –	Notice to Tenants
Exhibit J –	ERISA Letter
Exhibit K –	Lease Expenses
Exhibit L –	Form Assignment and Assumption of Manager’s Rights
Exhibit M –	Purchase Price Credit Amounts

SALE, PURCHASE AND ESCROW AGREEMENT
THIS SALE, PURCHASE AND ESCROW AGREEMENT (“Agreement”) is made as of May 13, 2016, (the “Effective Date”) by and between NOP COTTONWOOD HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and HGREIT II COTTONWOOD CENTER LLC, a Delaware limited liability company (“Purchaser”).
W I T N E S S E T H:
NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Purchaser to Seller, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE 1
SALE OF PROPERTY
Seller agrees to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase and accept from Seller, subject to the terms and conditions set forth in this Agreement, the following (herein collectively referred to as the “Property”):
1.1     Real Property. That certain parcel of real estate located in Salt Lake County, Utah, and more particularly described in Exhibit A attached hereto, together with all of Seller’s right, title and interest in and to all improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto, including all rights, easements, privileges, appurtenances and privileges belonging or appertaining thereto (collectively, the “Real Property”); and
1.2    Personal Property. All of Seller’s right, title and interest in and to all tangible personal property owned by Seller (excluding any computer or computer equipment and software owned by Seller or Seller’s property manager, but including all computers and software owned by Seller necessary to operate the improvements), located on the Real Property and used in the ownership, operation and maintenance of the Real Property and all books, records and files relating to the Real Property and in Seller’s possession or control, including all equipment, tools, machinery, artwork, and furnishings; but specifically excluding Proprietary Documents (as defined below), any items of personal property owned by Tenants at or on the Real Property, other items not related to the Real Property, any items of personal property leased to Seller (herein collectively referred to as the “Personal Property”). The term “Proprietary Documents” means all materials and information which are proprietary or confidential, including, without limitation, income tax returns, loan and financial documents, internal corporate or organizational governance materials and documents, appraisals, budgets, strategic plans for the Property, internal analyses, marketing information regarding the Property, attorney work product, privileged attorney client communications and accountant work product.
1.3    Other Property Rights. All of Seller’s right, title and interest in and to (a) all leases, licenses and other agreements for the use and/or occupancy of the Real Property to which Seller is a party (excluding easements and similar agreements recorded among public records against the Real Property which run with the land) and all guaranties relating thereto (collectively, the “Leases”), in effect at the Closing (as defined in Section 6.1 below); (b) to the extent assignable by Seller, all service, supply, maintenance, utility and commission agreements, equipment leases, warranties, and other contracts, subcontracts and agreements described in Exhibit B-4 attached hereto (collectively, the “Contracts”), to the extent in effect at the Closing and which Purchaser has elected to assume in accordance with Section 4.5; (c) to the extent assignable by Seller without expense to Seller, all licenses, permits and other written authorizations for the use, operation or ownership of the Real Property, to the extent in affect at the Closing; (d) to the extent assignable by Seller without expense to Seller, any trade names, trademarks, logos, service marks, photographs and other identifying material, Property name, plans and specifications, warranties and guarantees pertaining to the Real Property and any improvements; and (e) all of the rights and obligations of Seller as Manager under the that certain Declaration of Easements, Covenants and Restrictions [Cottonwood Corporate Center] dated as of January 8, 1996 by COTNET Investments, L.C., (f/k/a Wallnet Investments, L.C.) a Utah limited liability company, recorded January 17, 1996, as Instrument No.

6259074 of the Official Records of Salt Lake County, Utah (as amended, modified and supplemented, the “Declaration”) (the rights and interests of Seller described in clauses (b), (c), (d) and (e) hereinabove being herein collectively referred to as the “Other Property Rights”); provided, however, the Other Property Rights shall not include: (1) any management or leasing agreements or any obligations thereunder or insurance policy for all or any portion of the Property; and (2) any defenses, claims or causes of action Seller may have against third parties with respect to matters arising or accruing prior to the Closing.
ARTICLE 2
PURCHASE PRICE AND DEPOSIT
2.1    Purchase Price. The purchase price to be paid by Purchaser for the Property is the sum of One Hundred Forty Million and 00/100 DOLLARS ($140,000,000.00) (the “Purchase Price”). The Purchase Price shall be paid in the following manner:
2.1.1    Deposit. Within two (2) business days after the full execution and delivery of this Agreement by Purchaser and Seller, Purchaser shall deposit the sum of Two Million and 00/100 Dollars ($2,000,000.00) in immediately available funds (the “Deposit”) with Commonwealth Land Title Insurance Company (“Escrow Agent” or “Title Company”). The Deposit shall be held and delivered by Escrow Agent in accordance with the provisions of this Agreement. Any interest earned on the Deposit shall be considered part of the Deposit. Except as expressly otherwise set forth herein, at the Closing, the Deposit shall be delivered to Seller and applied against the Purchase Price. The Deposit may be increased in accordance with Section 6.1. If Purchaser fails to timely deposit any portion of the Deposit within the time period required, Seller may terminate this Agreement by notice to Purchaser and the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination of this Agreement.
2.1.2    Funds at Closing. On the Closing Date, Purchaser shall deposit with the Escrow Agent for payment to Seller the Purchase Price, plus or minus the prorations and adjustments set forth in Article 5 including the Deposit, plus any other amounts required to be paid by Purchaser at the Closing, in immediately available funds.
2.2    Independent Consideration. Seller and Purchaser hereby acknowledge that One Hundred Dollars ($100.00) of the Deposit is independent consideration for this Agreement (the “Independent Consideration”). The parties have bargained for such amount as consideration for Purchaser’s exclusive option to purchase the Property pursuant to the terms of this Agreement and for Seller’s execution of this Agreement, in addition to other consideration described in this Agreement. The Independent Consideration is not refundable and, upon Closing or upon any termination of this Agreement for any reason, Escrow Agent shall disburse a portion of the Deposit equal to the Independent Consideration to Seller. If Escrow Agent returns the Deposit to Purchaser in accordance with this Agreement for any reason, Escrow Agent shall deliver a portion of the Deposit equal to the Independent Consideration to Seller notwithstanding any other provision of this Agreement.
ARTICLE 3
TITLE MATTERS

3.1    Title to Real Property. Seller shall convey to Purchaser and Purchaser shall accept from Seller fee simple title to the Real Property subject to the following (collectively, the “Permitted Exceptions”): (i) all matters of title relative to the Real Property, except as otherwise provided in Section 3.2 below; (ii) all matters disclosed on the Survey or any update to the Survey, except as otherwise provided in Section 3.2 below; (iii) the lien of taxes and assessments not yet due and payable, subject to prorations as provided in this Agreement; (iv) all matters caused by Purchaser or any of Purchaser’s Representative (as defined in Section 8.3.1); (vi) all matters approved or deemed approved by Purchaser; and (vii) the Leases.
3.2    Title and Survey.
3.2.1    Seller has provided to Purchaser that certain American Land Title Association (“ALTA”) Commitment for Title Insurance issued by the Title Company under Order Number: 47421B, covering the Real Property, with an effective date of March 29, 2016 (the “Title Commitment”), together with legible copies or access to electronic copies of all documents identified in the Title Commitment which either create or evidence an exception to title. Purchaser acknowledges receipt from Seller of a survey for the Real Property prepared by American Surveying and Mapping, Inc., dated May 2, 2014 and last updated on March 17, 2016, under Project No. 1602333 (the “Survey”). The cost of the initial draft of the Survey shall be Seller’s responsibility, and Purchaser shall be responsible for any additional Survey costs attributable to any updates to such Survey.
3.2.2    During the Due Diligence Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey (and any update to the Survey, if any), and satisfy itself as to the availability from the Title Company of the ALTA owner’s policy of title insurance (including any required endorsements) required by Purchaser at Closing (the “Title Policy”). During the Due Diligence Period, if Purchaser has any objections to title exceptions or matters of survey, it shall so notify Seller thereof, and subject to the provisions of Section 3.2.3 below, Seller shall within five (5) business days thereafter, notify Purchaser whether or not it elects to cause each such objection to be removed or cured; the failure of Seller to notify Purchaser of its intention to cause an objection to be removed or cured shall be deemed to be an election by Seller not to cause such objection to be removed or cured, provided Seller shall in all events, whether or not Purchaser objects thereto, remove all Must-Cure Matters as provided in Section 3.2.3 below. In the event that Seller elects, or is deemed to have elected, not to remove or cure any objection which it is not required to remove or cure, Purchaser’s sole remedy shall be to terminate this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period, in which event the Deposit shall be returned to Purchaser and neither party shall have any rights, obligations or liabilities hereunder except for those which are expressly stated herein to survive the termination of this Agreement.
3.2.3    Seller shall have no obligation to remove or cure (x) any matters of Survey, or (y) unless Seller has agreed to cure such objection pursuant to Section 3.2.2, any title objections; provided that, whether or not Purchaser makes any objection thereto, Seller shall be obligated, at its sole cost and expense, to remove at or prior to the Closing (i) the liens of any financing obtained at any time by Seller which are secured by the Property, any mechanic’s or materialmen’s liens relating to work commissioned by (expressly excluding any mechanics’ or materialmen’s liens relating to work commission by any Tenant), and any other liens placed on the Property by or through Seller, which can be satisfied or discharged upon the payment of money, and (ii) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement in violation of this Agreement without Purchaser’s consent (“Must-Cure Matters”). Seller shall have the right to use the Purchase Price, or the portion thereof paid to Seller, to cure any Must-Cure Matters which can be satisfied concurrently with the Closing without causing any such Must-Cure Matter to remain in effect upon transfer of the Property to Purchaser. If Seller is unable to remove or cure any title objection which it is required to remove or cure as provided in Section 3.2.3 prior to the Closing Date, Seller shall have the right to extend the Closing Date for up to ten (10) days by delivering written notice thereof to Purchaser.
3.2.4    Purchaser may terminate this Agreement and receive a refund of the Deposit if Seller fails to remove or cure any title objection which it is required to remove or cure as provided in Section 3.2.3 on or before the Closing Date. If the Title Company revises the Title Commitment after the expiration of the Due Diligence Period to add any exception not previously disclosed in the Title Commitment, Purchaser may object to such exception in writing to Seller within three (3) business days after Purchaser’s receipt of such revised Title Commitment (but in no event later than the Closing Date). If Purchaser fails to timely object to any such exception, such exception shall be deemed to be a Permitted Exception. If Purchaser timely objects to any such exception, then, subject to the provisions of Section 3.2.3 above, Seller shall within three (3) business days thereafter, notify Purchaser whether or not it elects to cause each such objection to be removed or cured; the failure of Seller to notify Purchaser of its intention to cause any such objection to be removed or cured shall be deemed to be an election by Seller not to cause such objection to be removed or cured, provided Seller shall in all events, whether or not Purchaser objects thereto, remove all Must-Cure Matters as provided in Section 3.2.3 above. In the event that Seller elects, or is deemed to have elected, not to remove or cure any such objection which it is not required to remove or cure, Purchaser’s sole remedy shall be to terminate this Agreement by written notice to Seller within three (3) business days of such election or deemed election by Seller, in which event the Deposit shall be returned to Purchaser and neither party shall have any rights, obligations or liabilities hereunder except for those which are expressly stated herein to survive the termination of this Agreement. Seller shall have the right to extend the Closing Date for up to ten (10) days to attempt remove any such exception by delivering written notice thereof to Purchaser.
3.2.5    All matters of survey or exceptions to title in the Title Commitment which are not required to be removed by Seller in accordance with Section 3.2.2, Section 3.2.3 and/or Section 3.2.4 shall, if Purchaser does not elect to terminate this Agreement, be deemed to be Permitted Exceptions.
ARTICLE 4
PURCHASER’S DUE DILIGENCE
4.1    Due Diligence Period. During the period beginning on the Effective Date and ending at Closing, Purchaser shall have the right to conduct examinations, inspections, testing, studies and/or investigations of the Property (the “Due Diligence”), subject to the terms of Section 4.2 and the other terms of this Agreement. If Purchaser is not satisfied with the results of its Due Diligence, in its sole discretion, for any reason or no reason, Purchaser may terminate this Agreement by delivering notice to Seller prior to 5:00 p.m. (Pacific Time) on May 13, 2016 (the period from the Effective Date through 5:00 p.m. (Pacific Time) on May 13, 2016, the “Due Diligence Period”). In the event Purchaser elects to terminate this Agreement in accordance with the foregoing, the Deposit shall be returned to Purchaser and neither party shall have any rights, obligations or liabilities hereunder except for those which are expressly stated herein to survive the termination of this Agreement. In the event Purchaser fails to timely deliver to Seller notice of Purchaser’s election to either waive its termination right under this Section 4.1 or terminate this Agreement pursuant to the foregoing, Purchaser shall be deemed to have elected to terminate this Agreement, in which event the Deposit shall be returned to Purchaser and neither party shall have any rights, obligations or liabilities hereunder except for those which are expressly stated herein to survive the termination of this Agreement.
4.2    Access to Property. Prior to Closing, Seller shall allow Purchaser and Purchaser’s Representatives (as defined in Section 8.3.1 below) access to the Real Property at reasonable times, upon not less than twenty-four (24) hours prior notice to Seller and upon appropriate notice to Tenants (if applicable) as permitted or required under the Leases, for the purpose of conducting reasonable inspections and tests, including surveys and architectural, engineering and geotechnical inspections and tests and an ASTM standard Phase I environmental site assessment. Purchaser’s rights described above are subject to the following terms and conditions. Seller shall have the right to be present during any visit to the Real Property by Purchaser and/or any of Purchaser’s Representatives.
4.2.1    Purchaser shall deliver to Seller at least one (1) business day prior notice of the date proposed for any such inspection or test. WITH RESPECT TO ANY INTRUSIVE INSPECTION OR TEST (INCLUDING, WITHOUT LIMITATION, COLLECTION OF BUILDING MATERIAL SAMPLES OR SOIL CORES OR ANY TEST DESIGNED TO IDENTIFY THE PRESENCE OF HAZARDOUS MATERIALS) PURCHASER SHALL OBTAIN SELLER’S PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE GIVEN, WITHHELD OR CONDITIONED IN SELLER’S SOLE DISCRETION, INCLUDING, WITHOUT LIMITATION, CONSENT TO THE TIMING AND SCOPE OF THE WORK TO BE PERFORMED. SELLER SHALL HAVE THE RIGHT TO TAKE SPLIT OR DUPLICATE SAMPLES FROM ANY SUCH INTRUSIVE INSPECTION OR TEST FOR PURPOSES OF CONDUCTING, AT SELLER’S SOLE COST, ITS OWN INSPECTION OR TEST THEREOF.
4.2.2    Purchaser agrees that neither it nor any of Purchaser’s Representatives shall interfere with the operation of the Real Property or the rights of any person or entity leasing or occupying space in the Real Property pursuant to a Lease (collectively, the “Tenants”) or any parties to any reciprocal easement agreements. Purchaser shall notify Seller at least one (1) business day in advance of Purchaser’s intended communication with any Tenant and allow Seller the opportunity to participate in such communication if Seller desires. As used in this Section 4.2, “communicate” and “communication” shall include the initiation of, response to, or sharing or exchange of information, knowledge or messages, whether by oral, written or electronic methods or media or by any other means.

4.2.3    For the period beginning on the Effective Date through the date upon which this Agreement is terminated or Closing occurs, Purchaser shall maintain comprehensive general liability insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Purchaser’s entry onto the Real Property, including a Broad Plan Contractual Liability endorsement and a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Agreement and the performance by Purchaser of its indemnification obligations under this Agreement, for limits of liability not less than Two Million Dollars ($2,000,000) for bodily injury, personal injury, death and property damage. Such insurance policies shall: (a) name Seller and all other persons designated by Seller, as additional insureds; (b) be issued by an insurance company having a rating of not less than A‑X in Best’s Insurance Guide and licensed to do business in the jurisdiction in which the Real Property is located; (c) be primary insurance as to all claims thereunder and provide that any insurance carrier by Seller or any other party is excess and is non‑contributing with the subject insurance coverage; (d) contain a cost‑liability endorsement or severability of interest clause acceptable to Seller; (e) provide that any act or omission of one of the insureds or additional insureds thereunder which would void or otherwise reduce coverage, shall not void or reduce coverage as to the other insureds or additional insureds; (f) provide that the insurer thereunder waives any right of recovery by way of subrogation against Seller or any other additional insured in connection with any loss or damage covered by such insurance policy, Purchaser and Seller each hereby waiving its right of action and recovery against and releasing the other and the other additional insureds under such insurance policy from and against all liabilities, damages, losses, claims and expenses for which they may be liable to the extent the other is covered by insurance actually carried or required to be carried by it under this Agreement; (g) not contain the deductible in excess of Ten Thousand Dollars ($10,000.00); and (h) initially be for a term of at least six (6) months and shall contain an endorsement prohibiting cancellation, modification or reduction of coverage without first giving Seller at least thirty (30) days prior notice of such proposed action. Prior to its entry onto the Property, Purchaser shall deliver to Seller a certificate of insurance for the insurance coverage described above, which certificate of insurance shall be in form satisfactory to Seller. Under no circumstances shall Purchaser have any right pursuant to this Section or otherwise to enter the Real Property prior to its procurement of the above‑referenced insurance and delivery of the corresponding certificate of insurance to Seller, or at any time thereafter during which Purchaser fails to maintain the insurance coverage described above.
4.2.4    Purchaser agrees to indemnify, protect, defend (with counsel satisfactory to Seller) and hold harmless Seller, Seller’s affiliates, shareholders, partners and members, and their respective directors, officers, shareholders, partners, members, agents, contractors and employees (collectively, the “Seller Parties”), from and against any and all claims, damages, losses, liabilities, costs and expenses, including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and disbursements (hereinafter collectively, “Indemnified Claims”) against Seller, Seller Parties or any of them, arising in connection with or incident to the entry and/or the conduct of activities upon the Real Property by Purchaser and/or Purchaser’s Representative (as defined in Section 8.3.1), including, without limitation, in any way connected with or arising out of Purchaser’s Work; provided, however, such indemnity shall not extend to protect Seller or any other Seller Party from any liabilities for (i) pre-existing conditions merely discovered by Purchaser (e.g., latent environmental contamination) so long as no action by Purchaser or any

Purchaser’s Representative aggravates such pre-existing condition, or (ii) Seller’s or any Seller Parties’ gross negligence or willful acts.
4.2.5    Purchaser covenants and agrees to: (i) pay in full for all materials joined or affixed to the Real Property in connection with any environmental, engineering, soil, feasibility or other studies or activities that are procured or undertaken by or on behalf of Purchaser (herein, “Purchaser’s Work”); (ii) pay in full all persons who perform labor on the Real Property with respect to Purchaser’s Work; and (iii) not permit or suffer any mechanic’s, materialmen’s or other lien of any kind or nature to be enforced against the Real Property for any of Purchaser’s Work. Purchaser shall be responsible for the costs and expenses of all reports and studies commissioned by Purchaser with respect to the Property.
4.2.6    Purchaser shall, as soon as possible and at Purchaser’s sole cost and expense, restore the Real Property where Purchaser or Purchaser’s Representatives have performed any of Purchaser’s Work to substantially the same condition that existed prior to such Purchaser’s Work, failing which Seller may perform the work of restoration and Purchaser shall reimburse Seller for all costs incurred by Seller in connection therewith upon rendition of bills paid for by Seller; provided, however, that prior to the commencement of any work of restoration by Seller pursuant to this Subsection, Seller shall provide Purchaser with at least three (3) business days prior notice of Purchaser’s failure to perform the work of restoration described in this Subsection and Purchaser shall have failed to commence the work of restoration within such three (3) business day period and thereafter diligently proceed to complete the same.
4.2.7    Purchaser may communicate with any governmental authority for the sole purpose of gathering information regarding then-current zoning and building code compliance of the Real Property and the then-current entitlements with respect to the Real Property in connection with the transaction contemplated by this Agreement and searching publicly available databases regarding the Real Property. With respect to any other communications with governmental authorities, Purchaser shall deliver to Seller at least one (1) business day prior notice to inform Seller of Purchaser’s intended communication with any governmental authority and shall obtain Seller’s consent with respect thereto. Purchaser shall allow Seller the opportunity to participate in such communication if Seller desires.
4.2.8    This Section 4.2 shall survive the termination of this Agreement and the Closing.
4.3    Due Diligence Materials To Be Delivered. Seller shall deliver, cause to be delivered, or make available via an electronic data room within five (5) days after the Effective Date, to Purchaser the following:
4.3.1    Title Commitment and Survey. Seller’s most current Title Commitment and the Survey.
4.3.2    Leases. The Leases;
4.3.3    Contracts. The Contracts;

4.3.4    Tax Statements. Ad valorem tax statements for the Real Property for the current tax period and the previous two (2) tax years;
4.3.5    Financial Information. Operating statements pertaining to the Real Property for the 24 months preceding the date of this Agreement or such lesser period as Seller has owned the Real Property; and
4.3.6    Rent Roll. Seller’s most current rent roll for the Property.
4.4    Due Diligence Materials To Be Made Available. To the extent such items are in Seller’s possession, except for Proprietary Documents, Seller shall make available to Purchaser for Purchaser’s review, at Seller’s option at Seller’s office, at the office of Seller’s property manager, at the Real Property, or via an electronic data room, the following items and information, and Purchaser at its expense shall have the right to make copies of the same:
4.4.1    Licenses, Permits and Certificates of Occupancy. Licenses, permits and certificates of occupancy relating to the Real Property;
4.4.2    Plans, Specifications and Reports. Building plans and specifications relating to the Real Property, and all architectural and engineering reports and the most recent environmental and property condition reports in Seller’s possession which are not Proprietary Documents;
4.4.3    Capital Expenditures, Maintenance Records and Warranties. Capital expenditures and maintenance work orders for the 24 months preceding the date of this Agreement or such lesser period as Seller has owned the Real Property, and warranties, if any, for elements of the Real Property;
4.4.4    Lease Correspondence. Written correspondence files related to the Leases; and
4.4.5    Additional Documents. Any additional documents, reports or information related to the Property and reasonably requested by Purchaser which are not Proprietary Documents.
4.5    Assignment/Termination of Contracts. Seller agrees to terminate, by written notice to the other parties thereto delivered on or before the Closing, any of the Contracts that Purchaser, pursuant to written notice to Seller prior to the expiration of the Due Diligence Period, requests Seller to terminate, but only if such Contracts (x) may be lawfully terminated without any monetary penalty to Seller, or (y) Purchaser pays any termination fee or other cost or charge associated with the termination of such Contract; provided, however, Seller shall not be obligated to terminate and Purchaser shall be obligated to assume at Closing, the Contracts identified on Exhibit B-5 attached hereto (the “Mandatory Contracts”). Seller shall deliver to Purchaser copies of all notices of termination given by Seller hereunder. At the Closing, Seller shall assign to Purchaser and Purchaser shall assume from Seller (for the period after Closing), all of the Contracts other than those Contracts which Seller terminates in accordance with the provisions of this Section 4.5. Purchaser acknowledges that the assignment or termination of certain of the Contracts may require the prior approval of the particular contractor. Seller shall endeavor to obtain such approval; provided, however, that failure to obtain such approval shall not be a default by Seller hereunder. Notwithstanding the foregoing, Purchaser shall not be obligated to assume any management or leasing agreements or any obligations thereunder, including any so-called “tail” obligations.
4.6    Tenant Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to the Closing Date, estoppel certificates in the form of Exhibit C attached hereto or such other form as is attached to or prescribed by a Lease (collectively, the “Tenant Estoppel Certificates”) executed by Tenants collectively leasing at least seventy percent (70%) of the rentable footage rented in the Real Property (the “Estoppel Percentage”). Seller shall not be obligated to expend funds or institute legal proceedings to obtain such Tenant Estoppel Certificates. It shall be a condition to Purchaser’s obligation to close the Transaction (as hereinafter defined) that the following conditions have been satisfied (collectively, the “Estoppel Condition”): (i) the Estoppel Percentage shall have been satisfied, and (ii) that each of the following Tenants (each, a “Major Tenant”) shall have delivered an executed Tenant Estoppel Certificate to Purchaser, which is not a Non-Complying Estoppel Certificate: (1) SanDisk Corporation, (2) Extra Space Storage, (3) Kern River Gas, (4) Dyno Nobel, and (5) Raytheon Company. If the Estoppel Condition is not satisfied on or before the Closing Date, Seller and Purchaser each shall have the right to extend the Closing Date by not more than fifteen (15) days to attempt to obtain Tenant Estoppel Certificates to satisfy the Estoppel Condition. A Tenant Estoppel Certificate shall count towards the Estoppel Condition unless it is a Non-Complying Estoppel Certificate. As used herein, “Non-Complying Estoppel Certificate” means a Tenant Estoppel Certificate that (a) discloses a rental amount or any other material adverse economic term of the applicable Lease that was not disclosed to Purchaser (whether in the applicable Lease, this Agreement or any other document), (b) alleges a material default of Seller (as landlord) or Tenant under the applicable Lease, (c) discloses a material dispute between the landlord and a Tenant in connection with the applicable Lease, or (d) is otherwise not substantially in the form of the Tenant Estoppel Certificate. “Material” for purposes of this Section 4.6 means, with respect to any Tenant, a default, adverse economic term or dispute disclosed in a Tenant Estoppel Certificate executed by such tenant which, together with all defaults, adverse economic terms and disputes disclosed in Tenant Estoppel Certificates executed by all other Tenants, is in excess of $100,000.
4.7    Return of Due Diligence Materials. If this Agreement is terminated pursuant to Section 4.1 or for any other reason, Purchaser shall deliver to Seller within three (3) business days after such termination, copies of all surveys, engineering, environmental and other reports relative to the Property prepared by third parties for Purchaser, and all documents previously delivered by Seller to Purchaser, but Purchaser shall not be obligated to provide Seller with Purchaser’s or Purchaser’s attorneys’ internal analysis or work product.
ARTICLE 5
ADJUSTMENTS AND PRORATIONS
5.1    Prorations.
5.1.1    General. The following items of income and expense with respect to the Property and payable to or by the owner of the Property shall be prorated as of 11:59 p.m. (Pacific Time) the day prior to the Closing: (i) all real property taxes and assessments as provided in Section

5.2; (ii) rents and other tenant payments and tenant reimbursements including payments of estimated operating expenses and taxes (collectively, “Tenant Payments”) if any, received under the Leases; (iii) charges for water, sewer, electricity, gas, fuel and other utility charges, all of which shall be read promptly before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated; (iv) amounts prepaid and amounts accrued but unpaid on service contracts which are to be assumed by Purchaser; and (v) periodic fees for licenses, permits or other authorizations with respect to the Property.
5.1.2    Adjustments. Delinquent Tenant Payments for the period prior to Closing, if any, shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent Tenant Payments, and Purchaser agrees to cooperate (at no expense to Purchaser) with Seller in Seller’s efforts to collect such Tenant Payments; provided, however, that Seller shall not be entitled to file or commence any disposition or eviction proceeding against the delinquent tenant. For a period of six (6) months after the Closing, Purchaser shall (at no cost or expense to Purchaser) bill and use reasonable efforts to collect all delinquent Tenant Payments. If at any time after the Closing Purchaser shall receive any such delinquent Tenant Payments, Purchaser shall immediately remit such Tenant Payments to Seller, provided that any monies received by Purchaser from a delinquent Tenant shall be applied first to current rents then due and payable and then to delinquent rents in the inverse order in which they became due and payable.
5.2    Real Estate Taxes and Assessments. Real estate taxes and assessments for the calendar year in which Closing occurs shall be prorated as of 11:59 p.m. (Pacific Time) on the day prior to the Closing. Seller shall pay all such taxes and assessments attributable to any period prior to the date upon which the Closing occurs, and Purchaser shall pay all such taxes attributable to any period beginning on or after the date upon which the Closing occurs. If the real estate tax rate and/or assessments have not been set for the fiscal year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding fiscal year, and such proration shall be adjusted between Seller and Purchaser upon presentation of evidence that the actual taxes for the fiscal year in which the Closing occurs differ from the amounts used at the Closing. Seller shall pay all installments of special assessments due and payable prior to the date upon which the Closing occurs and Purchaser shall pay all installments of special assessments due and payable on and after the date upon which the Closing occurs. After the Closing, Purchaser shall pay all amounts for which Purchaser receives credit under this Section and shall indemnify, protect, defend and hold harmless Seller from and against all liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by it with respect thereto, which obligation shall survive the Closing. Any refunds of real estate, personal property and/or other taxes made received by Purchaser after the Closing shall be held in trust by Purchaser and shall first be then paid to any Tenants who are entitled to the same, and the balance, if any, shall be paid to Seller to the extent allocable to the period prior to Closing and to Purchaser to the extent allocable to the period commencing on and after the Closing).
5.3    Operating Expenses. Operating expenses for the Property (including, without limitation, (i) utility charges, and (ii) expenses prepaid by Seller) shall be prorated as of 11:59 p.m.

(Pacific Time) of the day prior to the Closing. Seller shall pay all such operating expenses (including utility charges) attributable to any period prior to the date upon which the Closing occurs, and Purchaser shall pay all operating expenses attributable to any period beginning on or after the date upon which the Closing occurs. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing, a proration shall be made at the Closing based on the last available reading, and post‑Closing adjustments between Purchaser and Seller shall be made within twenty (20) days of the date that actual consumption for such pre‑Closing period is determined. As to utility charges, Seller may elect to pay one or more of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects and such utility service is terminated as of Closing, such item shall not be apportioned hereunder and Seller’s obligation to pay such item directly shall survive the Closing, and Seller shall indemnify, protect, defend and hold harmless Purchaser from and against all liability, losses, damage, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by Purchaser with respect thereto. After the Closing, Purchaser shall pay all amounts for which Purchaser receives credit under this Section and shall indemnify, protect, defend and hold harmless Seller from and against all liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by Seller with respect thereto, which obligation shall survive the Closing.
5.4    Lease Expenses. At the Closing, Purchaser shall reimburse Seller for the Lease Expenses (as defined in Section 13.2) and Seller shall credit against the Purchase Price the Lease Expenses to the extent required by the terms of Section 13.2.
5.5    Purchase Price Credit. At the Closing, Seller shall provide to Purchaser a credit against the Purchase Price for tax purposes (the “Purchase Price Credit”) in an amount equal to the sum of the amounts set forth on Exhibit M attached hereto for the applicable periods set forth on Exhibit M which are from and after the Closing Date, as prorated for the month in which the Closing Date occurs if the Closing Date is not the first day of a calendar month. The following is a hypothetical illustration of the Purchase Price Credit: If the Closing Date is June 10, 2016, the Purchase Price Credit shall be equal to $430,829.69 ($38,418.77 for the period from June 10,2016 through June 30, 2016, plus $392,410.92 for the period from July 1, 2016 through January 31, 2017).
5.6    Extra Space Shuttle Obligations. Seller shall retain, and Purchaser shall not assume, the obligation of the landlord under Section 31 of that certain Lease Agreement dated December 22, 2015 by and between Seller, as landlord, and Extra Space Storage, Inc. (“Extra Space”), as tenant, as amended (as in effect as of the date of this Agreement, the “Extra Space Lease”), to pay to Extra Space an amount not to exceed $50,000 for the purchase of the Tenant Shuttle (as defined in the Extra Space Lease). Seller shall, at Seller's election, either (x) make such payment at or prior to Closing, or (y) prior to, and as a condition to, Closing, obtain an acknowledgement from Extra Space that Seller, and not Purchaser, will be solely responsible for such payment. Following the Closing, Purchaser shall (i) promptly deliver to Seller all notices received or given by Purchaser with respect to Section 31 of the Extra Space Lease and (ii) reasonably cooperate with Seller in connection with Seller’s performance of Seller’s obligations under this Section 5.6.

5.7    Security Deposits. At the Closing, Seller shall, at Seller’s option, either deliver to Purchaser, or give Purchaser a credit against the Purchase Price for, the aggregate amount of the unapplied cash security deposits then held by Seller under the Leases and required to be held by Seller under the Leases, plus any interest accrued thereon and payable to Tenants pursuant to Leases. With respect to any security deposits which are letters of credit delivered to Seller by Tenants, Seller shall (i) deliver to Purchaser at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require for the transfer or re-issue of such letter of credit without additional liability or expense to Seller, (iii) cooperate with Purchaser to change the named beneficiary under such letters of credit to Purchaser or re-issue such letter of credit to Purchaser, and (iv) pay all transfer fees not paid by the applicable Tenant. At the Closing, Purchaser shall pay to Seller all refundable cash and other deposits posted with utility companies serving the Real Property if such utility contracts remain in place and are assigned to Purchaser, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and other deposits. Purchaser and Seller shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date.
5.8    Apportionment Credit. Any apportionments and prorations which are not expressly provided for in this Article shall be made in accordance with the customary practice in the local jurisdictions in which the Real Property is located. Purchaser and Seller agree to prepare a schedule of tentative adjustments at least three (3) business days prior to the Closing Date. In the event the prorations to be made at the Closing result in a credit (i) to Purchaser, such amount shall be paid at the Closing by giving Purchaser a credit against the Purchase Price in the amount of such credit, or (ii) to Seller, Purchaser shall pay the amount thereof to Seller at the Closing by an increase to the Purchase Price.
5.9    Closing Costs. Purchaser shall pay (i) the additional cost, if any, of extended coverage and all charges for endorsements to the Title Policy; (ii) the cost of any updates to the Survey (above those costs for the initial preparation of the Survey); (iii) all recording and filing charges in connection with the instruments by which Seller conveys the Property; (iv) one-half (1/2) of all escrow or closing charges; and (v) all costs of Purchaser’s Due Diligence. Seller shall pay (i) the base premium for the Title Policy, exclusive of the cost of endorsements and extended coverage; (ii) the initial cost of the Survey; (iii) all recording and filing charges in connection with any instruments required to release any Must-Cure Matters; and (iv) one-half (1/2) of all escrow or closing charges. Purchaser and Seller shall each pay all legal and professional fees of the attorneys and consultants engaged by them respectively. All other costs of the Closing shall be paid in accordance with the custom of the jurisdiction in which the Real Property is located.
5.10    Delayed Adjustment. Following the Closing, Seller and Purchaser shall reasonably cooperate with each other in order to calculate and determine the correct amount of all prorations required to made pursuant to this Article. If at any time following the Closing, the amount of an item listed in this Article shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall pay to the other party the sum necessary to correct such error within thirty (30) days after receipt of proof of such error. Any amounts not paid within such thirty (30) day period shall bear interest from the date the payor received proof of the error until paid at the rate of ten percent

(10%) per annum. Upon request of Purchaser or Seller, the other party shall provide a detailed and accurate written statement signed by such party certifying as to the payments received by such party from Tenants from and after Closing and to the manner in which such payments were applied, and shall make their books and records available for inspection by the other party during ordinary business hours upon reasonable advance notice. Notwithstanding anything herein to the contrary, the final reconciliation for adjustment of any prorations under this Article shall occur within six (6) months after the Closing.
5.11    Survival. The terms of this Article shall survive the Closing.
ARTICLE 6
CLOSING
Purchaser and Seller hereby agree that the transaction contemplated by this Agreement (the “Transaction”) shall be consummated as follows:
6.1    Closing Date. Consummation of the Transaction (the “Closing”) shall occur through an escrow with Escrow Agent on June 10, 2016 (the “Closing Date”), subject to Seller’s and Purchaser’s right to extend the Closing as provided elsewhere in this Agreement; provided, however, that Purchaser shall have a one-time right to extend the Closing Date by up to thirty (30) days by, on or before the date which is three (3) business days prior to the scheduled Closing Date, (a) delivering written notice to Seller of such extension and (b) depositing with Escrow Agent an additional $2,000,000 which shall be added to and become part of the Deposit. All funds must be received by Seller by no later than 3:00 p.m. (Pacific Time) on the Closing Date. Purchaser and Seller shall conduct a “pre‑Closing” on the last business day prior to the Closing Date.
6.2    Seller’s Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:
(a)    Deed. A Deed in the form of Exhibit D attached hereto, executed and acknowledged by Seller (the “Deed”).
(b)    Bill of Sale. A Bill of Sale in the form of Exhibit E attached hereto, executed by Seller (the “Bill of Sale”).
(c)    Assignment of Leases. An Assignment of Leases in the form of Exhibit F attached hereto, executed by Seller (the “Assignment of Leases”).
(d)    General Assignment. A General Assignment in the form of Exhibit G attached hereto, executed by Seller (the “General Assignment”).
(e)    Assignment and Assumption of Manager’s Rights. An Assignment and Assumption of Manager’s Rights in the form of Exhibit L attached hereto (the “Assignment of Manager’s Rights”), executed by Seller.
(f)    Closing Statement. A Closing Statement for the Transaction executed by Seller and reflecting the Purchase Price, prorations required to made in accordance with this Agreement, and other amounts payable by Purchaser and Seller at the Closing (the “Closing Statement”).
(g)    Non‑Foreign Status Affidavit. A non‑foreign status affidavit in the form of Exhibit H attached hereto, executed by Seller, certifying that Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code.
(h)    Notice to Tenants. A single letter in the form of Exhibit I attached hereto, executed by Seller, for delivery to the Tenants, notifying them of the sale of the Property to Purchaser, the assignment of the applicable security deposit to Purchaser and advising them that all future payments of rent and other payments due under the Leases are to be made to Purchaser at an address designated by Purchaser.
(i)    Title Affidavits. Title affidavits and gap indemnities customarily required by the Title Company in order to allow the Title Company to limit any exceptions for parties in possession to the Tenants under the Leases, and not to take any exceptions for mechanics’ liens.
(j)    Other Documents. Evidence of authority and any additional documents which Escrow Agent or the Title Company may reasonably require for the proper consummation of the Transaction; provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement.
(k)    Real Property. Possession of the Real Property, subject to the Permitted Exceptions.
(l)    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Property.
6.3    Purchaser Closing Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:
(a)    Purchase Price. The Purchase Price as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Purchaser at the Closing.
(b)    Bill of Sale. The Bill of Sale executed by Purchaser.
(c)    Assignment of Leases. The Assignment of Leases executed by Purchaser.
(d)    General Assignment. The General Assignment executed by Purchaser.

(e)    Assignment of Manager’s Rights. The Assignment of Manager’s Rights executed by Purchaser.
(f)    Closing Statement. The Closing Statement executed by Purchaser.
(g)    ERISA Letter. A letter to Seller in the form of Exhibit J attached hereto, duly executed by Purchaser confirming the warranty set forth in Section 8.1(c).
(h)    Additional Documents. Evidence of authority and any additional documents which Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the Transaction; provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement.
6.4    Seller’s Post‑Closing Deliveries and Cooperation. Immediately after the Closing, Seller shall make the Personal Property, Leases, Contracts, the Other Property Rights, and all other elements of the Property available at the Real Property or at the offices of the property manager for the Property. After the Closing, Seller shall have the right to inspect the books and records relative to the Property at reasonable times during normal business hours and after reasonable prior notice to Purchaser to verify that Purchaser is remitting to Seller all amounts required to be remitted to Seller in accordance with the terms of this Agreement, and for any other purpose related to Seller’s prior ownership of the Property, including, without limitation, Seller’s response to any legal requirement, tax audit, tax return preparation or litigation threatened or brought against Seller. The terms of this Section shall survive the Closing.
ARTICLE 7
CONDITIONS TO CLOSING
7.1    Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Seller, at its sole option:
(a)    Purchaser’s Representations True. All representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing, as if made on and as of the Closing, except to the extent they expressly relate to an earlier date.
(b)    Purchaser’s Deliveries and Performance Complete. Purchaser shall have delivered the funds required hereunder and all of the documents and other items required to be executed and delivered by Purchaser pursuant to Section 6.3.
7.2    Purchaser’s Obligations. Purchaser’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Purchaser, at its sole option:
(a)    Seller’s Representations True. Subject to the provisions of Section 8.3, all representations and warranties made by Seller in this Agreement, as the same may be modified as provided in Section 8.3, shall be true and correct in all material respects on and as of the Closing, as if made on and as of such date.
(b)    Seller’s Deliveries and Performance Complete. Seller shall have delivered all of the documents, funds and other items required to be delivered by Seller pursuant to Section 6.2.
(c)    Tenant Estoppel Certificates. Purchaser shall have received Tenant Estoppel Certificates to satisfy the Estoppel Condition.
(d)    Title. The Title Company is unconditionally bound to issue the Title Policy, subject only to the Permitted Exceptions, in accordance with Article 3 hereof; provided, however, that if the Title Company will not issue the Title Policy, subject only to the Permitted Exceptions, in accordance with Article 3 hereof at the Closing, Seller may elect to cause an alternate title company (which may be First American Title Insurance Company, Chicago Title Insurance Company, Fidelity National Title Insurance Company, Old Republic Title, Stewart Title or such other title company acceptable to Purchaser in Purchaser’s sole discretion) to issue the Title Policy and Seller shall have the right to extend the Closing Date for up to ten (10) days to cause the issuance of such Title Policy.
(e)    Leases. As of the Closing Date, no Major Tenants shall (i) be subject to a bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding, (ii) have terminated its Lease in writing or (iii) be in material default under its Lease. “Material” for purposes of this Section 7.2(e) means, with respect to the applicable Tenant, an amount in excess of the monthly rental amount due by such Tenant under its Lease.
7.3    Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Purchaser or Seller may elect to waive the benefit of any such condition set forth in Sections 7.1 or 7.2, respectively. In the event any of the conditions set forth in Sections 7.1 or 7.2 are neither waived nor fulfilled, the party for whose benefit the condition exists may terminate this Agreement by delivering notice to the other whereupon the Deposit shall be returned to Purchaser and neither party shall have any further rights, obligations or liabilities under this Agreement except for those which expressly survive the termination of this Agreement; provided, however, if the failure of a condition set forth in this Agreement for the benefit of a party is not satisfied due to a default of the other party, then the terms of Article 10 shall govern.
ARTICLE 8
REPRESENTATIONS AND WARRANTIES
8.1    Purchaser’s Representations. Purchaser represents and warrants to Seller as follows as of the date of the Agreement through the Closing:
(a)    Each of Purchaser and its general partners or managing members, if any, (i) is duly organized (or formed), validly existing and in good standing under the laws of their respective state or commonwealth of organization, and (ii) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by them, respectively, and to perform all of their respective obligations hereunder and thereunder. This

Agreement and all documents contemplated hereunder to be executed by Purchaser (1) have been duly authorized by all requisite partnership, corporate or other action on the part of Purchaser and its general partners or managing members, if any, and (2) are the valid and legally binding obligation of Purchaser, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement or any document contemplated hereunder to be executed by Purchaser, nor the performance of the obligations of Purchaser hereunder or thereunder will result in the violation of any law or any provision of the partnership agreement, articles of incorporation, by‑laws or other organizational or governing documents of Purchaser, or conflict with any order or decree of any court or governmental authority by which Purchaser is bound.
(b)    Neither Purchaser nor any of its general partners or managing members, if any, (i) has applied for, consented to, acquiesced to, or is subject to the appointment of a receiver, trustee, custodian, liquidator or other similar official for itself or for all or a substantial part of its assets; (ii) is subject to a bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding, or has admitted in writing its inability to pay its debts as they become due; (iii) has made an assignment for the benefit of creditors; (iv) has filed a petition or an answer seeking, consenting to, or acquiescing in a reorganization or an arrangement with creditors, or sought to take advantage of any bankruptcy law, insolvency law or other law for the benefit of debtors; or (v) has filed an answer admitting the material obligations of a petition filed against it in any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding.
(c)    Neither Purchaser’s assets, nor the assets to be used by Purchaser to acquire the Property, constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3‑101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA and, to Purchaser’s knowledge, the execution of this Agreement and the purchase of the Property by Purchaser is not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.
(d)    There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.
(e)    Purchaser represents and warrants to Seller that neither Purchaser nor, to Purchaser’s knowledge, any Person who owns a controlling direct or indirect interest in Purchaser (collectively, a “Purchaser Party”), is now nor shall be at any time until the Closing under this Agreement an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government authority or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United

States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or shall limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”) or otherwise. Neither Purchaser nor, to Purchaser’s knowledge, any Purchaser Party, nor any Person providing funds to Purchaser in connection with the transaction contemplated hereby (a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (b) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as hereinafter defined); or (c) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Subsection, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957. For purposes of this Section, the term “Purchaser Party” does not include any Person to the extent such Persons’ interest is in or through an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an entity.
If Purchaser obtains knowledge that Purchaser or any owner of a controlling interest in Purchaser becomes identified on any List or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, then (1) Purchaser shall immediately notify Seller of the same in writing, (2) Purchaser shall not be in default of this Agreement, but Seller shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Purchaser. Purchaser agrees to indemnify, protect, defend (with counsel satisfactory to Seller) and hold harmless Seller Parties from and against any and all claims, damages, losses, liabilities, costs and expenses, including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and disbursements arising out of any breach by Purchaser of the representations and warranties in this Section 8.1, and such obligations shall survive Closing or termination of this Agreement.
8.2    Seller’s Representations. Seller represents and warrants to Purchaser as follows as of the date of this Agreement through the Closing:
(a)    Each of Seller and its general partners or managing members, if any (i) is duly organized (or formed), validly existing and in good standing under the laws of their respective state or commonwealth of organization, and (ii) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by them respectively and to perform their respective obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller and/or its general partners or managing members, if any, (1) have been duly authorized by all requisite partnership, corporate or other action on the part of Seller and its general partners or managing members, if any, and (2) are the valid and legally binding obligation of Seller and its general partners or managing members, if any, as the case may be, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement or any document contemplated hereunder to be executed by Seller or its general partners or managing members, if any, nor the performance of the obligations of Seller or its general partners or managing members, if any, hereunder or thereunder will result in the violation of any law or any provision of the partnership agreement, articles of incorporation, by‑laws or other organizational or governing documents of Seller or its general partners or managing members, if any, nor will conflict with any order or decree of any court or governmental authority by which Seller or its general partners or managing members, if any, are bound.
(b)    Neither Seller nor any of its general partners or managing members, if any, (i) has applied for, consented to, acquiesced to, or is subject to the appointment of a receiver, trustee, custodian, liquidator or other similar official for itself or for all or a substantial part of its assets; (ii) is subject to a bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding, or has admitted in writing its inability to pay its debts as they become due; (iii) has made an assignment for the benefit of creditors; (iv) has filed a petition or an answer seeking, consenting to, or acquiescing in a reorganization or an arrangement with creditors, or sought to take advantage of any bankruptcy law, insolvency law or other law for the benefit of debtors; or (v) has filed an answer admitting the material obligations of a petition filed against it in any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding.
(c)    To Seller’s knowledge, there is no agreement to which Seller is a party or binding on Seller which is in conflict with this Agreement. To Seller’s knowledge, there is no action or proceeding pending or threatened against Seller which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.
(d)    Seller represents and warrants to Purchaser that neither Seller nor, to Seller’s knowledge, any Person who owns a direct or indirect interest in Seller (collectively, a “Seller Party”), is now nor shall be at any time until the Closing under this Agreement a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. Neither Seller nor, to Seller’s knowledge, any Seller Party, nor any Person providing funds to Seller in connection with the transaction contemplated hereby (a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (b) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (c) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.
If Seller obtains knowledge that Seller or any owner of a controlling interest in Seller becomes identified on any List or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, then (1) Seller shall immediately notify Purchaser of the same in writing, and (2) Seller shall not be in default of this Agreement, but Purchaser shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Purchaser. Seller agrees to indemnify, protect, defend (with counsel satisfactory to Purchaser) and hold harmless Purchaser Parties from and against any and all claims, damages, losses, liabilities, costs and expenses, including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and disbursements arising out of any breach by Seller of the representations and warranties in this Section 8.2, and such obligations shall survive Closing or termination of this Agreement.
(e)    Exhibit B-1 attached hereto is a true, accurate and complete list of the Leases (including amendments) in effect as of the date of this Agreement. As of the date of this Agreement, Seller has neither received nor delivered any written notices from or to any of the Tenants under the Leases asserting that either Seller or any such Tenant is in monetary default or non-monetary default in any material respect under any of the respective Leases (other than defaults that have been cured in all material respects) except as disclosed on Exhibit B-1 attached hereto. As of the Effective Date, there are no leases or occupancy agreements affecting the Property by which Seller is bound other than the Leases listed on Exhibit B-1. The copies of the Leases that have been provided or made available to Purchaser are true, correct and complete in all material respects. Without limiting Purchaser’s rights under Section 7.2(e), it is expressly acknowledged and agreed that Seller does not represent or warrant that any particular Lease will be in force and effect on the Closing Date or that the Tenants will have performed their obligations thereunder.
(f)    Exhibit B-2 attached hereto is a complete list of the security deposits held by Seller under the Leases as of the date of this Agreement.
(g)    To Seller’s knowledge, Exhibit B-3 attached hereto is a Tenant arrearage schedule which is true, correct and complete in all material respects as of the date set forth thereon.
(h)    Exhibit B-4 attached hereto is a complete list of the Contracts in effect as of the date of this Agreement which, subject to Section 4.5, are not intended to be terminated as of the Closing. Seller has neither received nor delivered any written notices from or to any party to any of the Contracts asserting that either Seller or any such party is in material default in any material respect under any of the respective Contracts (other than defaults that have been cured in all material respects). As of the Effective Date, Exhibit B-4 is a true and correct list of all Contracts in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all Contracts, as set forth on Exhibit B-4.
(i)    As of the date of this Agreement, except for the matters set forth on Exhibit B-6 attached hereto, there is no pending action, suit, litigation, hearing or administrative proceeding as to which Seller has received written notice with respect to all or any portion of the Property which is not or would not be covered by insurance and which would have a material adverse effect on the use or operation of the Property.
(j)    As of the date of this Agreement, there are no pending or threatened condemnation or eminent domain proceedings against the Property with respect to which Seller has received written notice.
(k)    Seller is not a “foreign person” or “foreign corporation” as those terms are defined in Section 1445 of the Internal Revenue Code and the regulations promulgated thereunder.
(l)    Except as set forth on Exhibit K attached hereto, there are no unpaid Leasing Expenses currently owed with respect to any Lease.
(m)    Seller has no employees at the Property.
8.3    General Provisions.
8.3.1    Seller’s Representations Deemed Modified. To the extent Purchaser knows or is deemed to know prior to the Closing that any of Seller’s representations or warranties are inaccurate, untrue or incorrect in any way, Purchaser shall have the rights set forth in Section 8.3.2. For purposes of this Agreement, Purchaser shall be “deemed to know” that a representation or warranty of Seller was untrue, inaccurate or incorrect to the extent that (i) this Agreement, the Title Commitment, the Survey, the documents and other instruments comprising the Personal Property, any document and other information delivered or made available to Purchaser by Seller or any of its representatives, agents or advisors, any estoppel certificate delivered to Purchaser, or any studies, tests, reports or analyses prepared by or for Purchaser or any of its investors, owners, employees, agents, advisors, representatives or consultants (all of the foregoing being herein collectively referred to as “Purchaser’s Representatives”) or otherwise obtained by Purchaser or Purchaser’s Representatives contains information which directly contradicts such representation or warranty; or (ii) information which directly conflicts with such representation or warranty is otherwise disclosed to or becomes known to Purchaser or any of Purchaser’s Representatives prior to the Closing.
8.3.2    Breach. If Purchaser or any Purchaser’s Representative obtains actual knowledge prior to Closing that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall deliver notice thereof to Seller prior to the later of (i) five (5) business days after obtaining such knowledge and (ii) five (5) business days after the expiration of the Due Diligence Period (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall deliver written notice thereof to Purchaser within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right, at its option, but shall not be obligated, to endeavor to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ten (10) days) for the purpose of such cure. Seller may exercise such option by delivering notice to Purchaser within five (5) business days after its delivery of the above-referenced notice to Purchaser, or its receipt of the above-referenced notice from Purchaser, of the subject misrepresentation or breach. If Seller fails to timely exercise such option or if Seller timely exercises such option and if Seller is unable to cure the subject misrepresentation or breach, then Purchaser, as its sole remedy for any and all such representations or warranties that are untrue, inaccurate or incorrect in any material respect, shall elect either (a) to waive such misrepresentations or breaches and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by delivering notice to Seller, whereupon the Deposit shall be returned to Purchaser and neither party shall have any further rights, obligations or liabilities hereunder except for those which are expressly stated herein to survive the termination of this Agreement; provided, however, that in the event Purchaser terminates this Agreement pursuant to clause (b) as a result of an intentional misrepresentation or intentional breach by Seller of any representation or warranty of Seller, Seller shall reimburse Purchaser for Purchaser’s out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses), as supported by reasonable documentation, incurred in connection with Purchaser’s due diligence investigations and the negotiation and execution of this Agreement, not to exceed $150,000 in the aggregate. Purchaser’s election shall be made by delivering notice to Seller: (i) within fifteen (15) business days after its receipt of notice from Seller of the subject misrepresentation or breach, in the event Seller fails to exercise its option to endeavor to cure the same; (ii) within fifteen (15) business days after Purchaser’s delivery of notice of the subject misrepresentation or breach to Seller, in the event Seller fails to exercise its right to endeavor to cure the subject misrepresentation or breach; or (iii) in the event Seller exercised its option to endeavor to cure the subject misrepresentation or breach, within five (5) days after the earlier to occur of (1) the thirtieth (30th) day after the Closing Date, or (2) within five (5) business days after Purchaser’s receipt of written notice from Seller that it will be unable to cure the subject misrepresentation or breach. Purchaser’s failure to timely deliver notice to Seller in accordance with the foregoing shall be deemed Purchaser’s election to proceed to the Closing and to waive the subject misrepresentation or breach by Seller. If any representation or warranty of Seller is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Purchaser shall be deemed to waive such misrepresentation or breach, and Purchaser shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.
8.3.3    Survival. The representations and warranties made by Seller in Section 8.2 and Purchaser in Section 8.1 shall survive the Closing for a period of nine (9) months and Seller and/or Purchaser shall only be liable to the other hereunder for a breach of a representation and warranty made herein with respect to which a suit is filed by Purchaser against Seller or Seller against Purchaser with a court having jurisdiction on or before the expiration of nine (9) months after the date upon which the Closing occurs. Notwithstanding the foregoing, however, if the Closing occurs, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Purchaser may suffer or incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if (a) Purchaser knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Purchaser’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than Seventy-Five

Thousand Dollars ($75,000); provided that if such damages exceed $75,000, Purchaser shall be entitled to seek recovery of all damages including the first $75,000 thereof. Notwithstanding anything contained in this Agreement, in no event shall the aggregate liability of Seller to Purchaser as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect exceed two percent (2%) of the Purchase Price (the “Seller Liability Cap”).
8.3.4    Definition of “Seller’s Knowledge”. All references in this Agreement or in any document or instrument to be delivered at Closing to Seller’s knowledge or words of similar import shall refer only to the actual present knowledge of Carl Wellinger and Molly Westbrook (collectively, “Seller’s Representative”) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any shareholder, member, partner or affiliate of Seller, or any officer, agent, employee or representative of any of them, or to impose or have imposed upon Seller’s Representative any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Purchaser or the contents of files maintained by Seller or Seller’s Representative. Information actually known to Seller or Seller’s Representative excludes information of which Seller, Seller’s Representative or any other party has constructive or implied knowledge or notice and also excludes information actually known to anyone other than Seller’s Representative. There shall be no personal liability on the part of Seller’s Representative arising out of any representations or warranties made in this Agreement.
ARTICLE 9
COVENANTS
9.1    Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 11 hereof, between the date hereof and the Closing, Seller shall continue to operate the Real Property pursuant to its normal course of business; provided, however, Seller shall not be obligated to make any capital expenditures.
9.2    Contracts. Prior to the expiration of the Due Diligence Period, Seller shall not enter into any new Contracts which will bind Purchaser or the Property following the Closing under such Contract, without the approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed. Between the expiration of the Due Diligence Period and the Closing, Seller shall not enter into any new Contracts which will bind Purchaser or the Property following the Closing under such Contract without the approval of Purchaser, which approval may be given or withheld in Purchaser’s sole discretion, Notwithstanding the foregoing, Seller may enter into any new Contracts or any amendment or modification of any Contract without Purchaser’s consent if such Contract is in the ordinary course of operating the Property and the Contract (i) will not be binding on Purchaser or (ii) is cancelable on thirty days or less notice without penalty or premium.
9.3    Negative Covenants. Seller shall not take any of the following actions without the prior approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed: (a) make or permit to be made any material alterations to or upon the Real Property except as provided for in Leases, or as may be required by law or any matter of record for the Real Property; (b) grant any liens or encumbrances upon the Real Property that will not be discharged upon the

Closing; or (c) sell, or negotiate or enter into a contract regarding the sale of, any portion of the Property.
9.4    Confidentiality. Upon any termination of this Agreement, Purchaser shall deliver to Seller all copies of all of such documents, and all copies of all documents and materials delivered and/or made available to Purchaser by Seller (the “Materials”), without recourse to or warranty by Purchaser. Purchaser shall use the Materials solely to assist Purchaser in determining the feasibility of purchasing the Property. Moreover, Purchaser agrees that, until the Closing, Purchaser shall not disclose, directly or indirectly, any terms of this Agreement or any information contained in the Materials and to use all “Reasonable Efforts” (as defined below) to maintain the terms of this Agreement and to have all information contained in the Materials kept confidential and not used in any way detrimental to Seller; provided that Purchaser may use or disclose any terms of this Agreement or any information contained in the Materials (a) which has been previously publicly disclosed (other than in breach of this Agreement), (b) to the extent legally compelled to do so after using Reasonable Efforts to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, of this Agreement and the Materials, or (c) to Purchaser’s Representatives, lenders and investors in connection with the consummation of the Transaction and Purchaser’s plans with respect to the use of the Property following the Closing, provided that each such party is directed by Purchaser to comply with the terms of this Section and Purchaser shall be liable for any failure of each such party in good faith to comply with this Section. After Closing, neither Purchaser nor Seller nor any of their respective affiliates shall make any public press releases regarding the purchase and sale of the Property without the prior written consent of the other. Notwithstanding the foregoing to the contrary, Seller acknowledges and agrees that Purchaser, and entities which directly or indirectly own the equity interests in Purchaser (including, without limitation, Hines Global REIT II, Inc. which is a public non-traded company), may disclose in press releases, SEC and other filings with governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations, “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Purchaser’s and such direct or indirect owners’ prior custom, practice or procedure). One or more of such owners will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law. Without limiting the foregoing, Seller consents to Hines Global REIT II, Inc. publicly disclosing the possible transactions contemplated hereby and the filing this Agreement with the SEC promptly after the execution of the same by both parties. For purposes of this Section, the term “Reasonable Efforts” shall mean good faith commercially reasonable efforts (without implying any obligation to institute litigation or other adversarial legal proceedings, or grant any economic or other material concessions to any third party, or otherwise enter into any agreement to do so in the future). Seller and Purchaser each hereby agree to indemnify and hold harmless the other from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees) suffered or incurred by the other as a result of the indemnifying party’s breach of this Section 9.4. The terms of this Section shall survive the termination of this Agreement.

9.5    Tax Contests, Refunds and Credits. After the Closing, Purchaser shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate and personal property taxes for the Property. All real estate and personal property tax refunds and credits received after the Closing with respect to the Property shall be applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to Tenants as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and third to be apportioned between Purchaser and Seller as follows:
(a)    with respect to any refunds or credits attributable to real estate and/or personal property taxes due and payable for the fiscal year in which the Closing occurs, such refunds and credits shall be apportioned between Purchaser and Seller in proportion to the number of days in such fiscal year that each party owned the Property (with title to the Property being deemed to have passed as of 11:59 p.m. on the day immediately prior to the Closing Date);
(b)    with respect to any refunds or credits attributable to real estate and/or personal property taxes due and payable for any period prior to the fiscal year in which the Closing occurs, Seller shall be entitled to the same; and
(c)    with respect to any refunds or credits attributable to real estate and/or personal property taxes due and payable for any period after the fiscal year in which the Closing occurs, Purchaser shall be entitled to the same.
The terms of this Section 9.3 shall survive the termination of this Agreement and the Closing.
ARTICLE 10
DEFAULTS
10.1    Default by Purchaser. If Purchaser fails to perform its obligations at Closing pursuant to Section 6.3 by reason of a default by Purchaser hereunder, then, provided Seller is not in default hereunder, Seller’s sole and exclusive remedy shall be to terminate this Agreement by giving written notice thereof to Purchaser, whereupon the Deposit shall be retained by Seller as liquidated damages as Seller’s sole and exclusive remedy, and neither party shall have any further liability or obligation to the other except for those liabilities and obligations that expressly survive Closing or early termination of this Agreement. The parties acknowledge and agree that Seller’s actual damages in the event of Purchaser’s default are uncertain in amount and difficult to ascertain and that said amount of liquidated damages was reasonably determined. The liquidated damages provision contained in this Section 10.1 and the limitations on Purchaser’s liability under this Section 10.1 shall not apply to Purchaser’s obligations under Sections 4.2.4, 9.4 and 15.2. Notwithstanding anything to the contrary set forth in this Agreement, Seller shall provide five (5) days’ notice to Purchaser of any alleged breach, and Seller may not exercise its rights under this Section 10.1 unless and until Purchaser fails to cure such breach within such five (5) day period. The Closing Date shall be extended to the extent necessary to afford Purchaser the full five (5) day period within which to cure such breach. In no event shall Purchaser be liable to Seller for any consequential, exemplary, punitive or any other types of damages not expressly provided for under this Agreement.

10.2    Default by Seller. If the Closing fails to occur by reason of Seller’s failure or refusal to perform its obligations hereunder in any material respect or any material misrepresentation by Seller under this Agreement existing on the Closing Date, then provided Purchaser is not in default, Purchaser shall have the right, to elect, as its sole and exclusive remedy, to: (a) terminate this Agreement by delivering notice to Seller; (b) waive such default and/or breach and proceed to close the Transaction without any reduction of or credit against the Purchase Price; or (c) enforce specific performance of Seller’s obligation to execute the documents required to perform its obligations at Closing hereunder in accordance with Section 6.2. Purchaser shall be deemed to have elected to terminate this Agreement and shall not be entitled to specific performance by Seller if Purchaser fails to file a lawsuit for specific performance against Seller on or before the date which occurs thirty (30) days after the Closing Date. All other claims to damage and other rights and remedies available to Purchaser at law or in equity with respect to a breach of representation or warranty by Seller under this Agreement which occurs and is discovered by Purchaser on or prior to the Closing are hereby waived by Purchaser. In the event Purchaser elects to terminate this Agreement in accordance with the foregoing, the Deposit shall be promptly returned to Purchaser and Seller shall reimburse Purchaser for Purchaser’s out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses), as supported by reasonable documentation, incurred in connection with Purchaser’s due diligence investigations and the negotiation and execution of this Agreement, not to exceed $150,000 in the aggregate, and neither party shall have any further rights, obligations or liabilities under this Agreement except for those which are expressly stated herein to survive the termination of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser shall provide five (5) days’ notice to Seller of any alleged breach, and Purchaser may not exercise its rights under this Section 10.2 unless and until Seller fails to cure such breach within such five (5) day period. The Closing Date shall be extended to the extent necessary to afford Seller the full five (5) day period within which to cure such breach. In no event shall Seller be liable to Purchaser for any consequential, exemplary, punitive or any other type of damages or for unrealized expectations or other similar claims under this Agreement or otherwise relating to the Property. Notwithstanding the foregoing, this Section 10.2 shall not limit in any way Purchaser’s rights and remedies for obligations that survive Closing.
10.3    Waiver of Right to Record Lis Pendens. As partial consideration for Seller’s entering into this Agreement, Purchaser expressly waives all rights to record or file a lis pendens or a notice of pendency of action or similar notice or to seek any other equitable relief against all or any portion of the Property, except in connection with an action for specific performance filed by Purchaser against Seller in accordance with the terms of Section 10.2 above. Purchaser agrees to indemnify, protect, defend (with counsel satisfactory to Seller) and hold harmless Seller from and against any and all losses, liabilities, damages, claims and expenses suffered or incurred by Seller in connection with such wrongful recordation or filing, including, without limitation, attorneys’ fees, but excluding consequential and punitive damages.
10.4    Survival. The terms of this Article shall survive the termination of this Agreement and the Closing.
ARTICLE 11
DAMAGE, DESTRUCTION AND CONDEMNATION

11.1    Destruction or Damage.
(a)    In the event the Real Property is damaged or destroyed between the date of this Agreement and the Closing, Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) is a fully insured casualty, (b) would cost less than four percent (4%) of the Purchase Price to repair or restore, as determined by the Architect (as hereinafter defined), (c) does not result in any Tenant paying annual rent comprising more than 5% of the annual gross income of the Property having the right to terminate its Lease, and (d) does not cause the Property to no longer comply with applicable laws, then, except as provided below, this Agreement shall remain in full force and effect and Purchaser shall acquire the Real Property upon the terms and conditions set forth herein. In such event Purchaser shall receive a credit against the Purchase Price equal to the deductible amount applicable under Seller’s casualty policy, and Seller shall assign to Purchaser all of Seller’s right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In such event, if the sum of the deductible amount credited against the Purchase Price plus the proceeds of insurance the applicable insurer has agreed prior to the Closing to pay before or after the Closing are not sufficient to repair and restore the damage as determined by the Architect (such deficiency is referred to herein as the “Restoration Proceeds Shortfall”), Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller prior to the Closing unless Seller elects to provide to Purchaser a credit against the Purchase Price at Closing in the amount of the unpaid costs to repair and restore the damage to the Project as determined by the Architect (the “Restoration Credit”). If Seller makes such election, (i) Purchase shall receive a credit against the Purchase Price at Closing equal to the Restoration Credit, (ii) Seller shall retain all rights to any applicable insurance proceeds and all claims against applicable insurers, (iii) Purchaser shall not receive a credit against the Purchase Price for any applicable deductibles applicable under Seller’s insurance policies and (iv) Purchaser shall reasonably cooperate with Seller after the Closing, at no cost to Purchaser, in connection with any claims made by Seller under any of Seller’s insurance coverages with respect to the damage or destruction to the Project. Seller shall have the right to extend the Closing Date for up to ten (10) days to make such election or to attempt to cure the Restoration Proceeds Shortfall.
(b)    In the event the Real Property is damaged or destroyed between the date of this Agreement and Closing and (1) the cost of repair would equal or exceed four percent (4%) of the Purchase Price, as determined by the Architect, and/or (2) any Tenant paying annual rents comprising more than 5% of the annual gross income of the Property have the right to terminate their Lease, or (3) such damage causes the Property to no longer comply with applicable laws, then, notwithstanding anything to the contrary set forth above in this Section, Purchaser shall have the right to terminate this Agreement by delivering notice (the “Election Notice”) to Seller within ten (10) days after Seller’s delivery to Purchaser of notice of the estimated cost to repair the subject damage or destruction, and the Closing Date shall be extended, if necessary, to provide sufficient time for Purchaser to make such election. The failure by Purchaser to deliver the Election Notice within the above-referenced fifteen (15) day period shall be deemed an election not to terminate this Agreement. In the event Purchaser elects or is deemed to have elected not to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any and all proceeds of insurance on account of the subject damage or destruction, and Purchaser shall receive a credit against the Purchase Price equal to the deductible amount under Seller’s casualty insurance policy.
(c)    Through the Closing, Seller shall maintain the property insurance coverage in effect for the Real Property as of the date of this Agreement. If this Agreement is terminated pursuant to this Section 11.1, the Deposit shall be refunded to Purchaser and neither party shall have any further rights, obligations or liabilities under this Agreement except for those which are expressly stated herein to survive the termination of this Agreement. Purchaser shall have no right to terminate this Agreement as a result of damage to or destruction of any portion of the Property, except to the extent expressly provided for in this Agreement. “Architect” shall mean EDA Architects or another architect selected by Seller and reasonably approved by Purchaser. If Purchaser does not deliver notice to Seller of Purchaser’s reasons for disapproving an architect within fifteen (15) days after its receipt of notice from Seller of the architect proposed by Seller to estimate the cost to repair the subject damage or destruction, Purchaser shall be deemed to have approved the architect selected by Seller.
11.2    Condemnation. In the event all or any significant portion (as hereinafter defined) of the Real Property is taken by eminent domain, condemnation or similar proceeding (or is the subject of a pending taking which has not yet been consummated) between the date of this Agreement and the Closing, Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof. Purchaser shall have the right to terminate this Agreement by delivering notice to Seller no later than fifteen (15) days after the earlier of (i) its receipt of Seller’s notice, or (ii) such earlier date as Purchaser learns of the subject taking, and the Closing shall be extended, if necessary, to provide sufficient time for Purchaser to make such election. The failure by Purchaser to so elect to terminate this Agreement within such fifteen (15) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a “significant portion” of the Real Property shall mean (i) such a portion as shall have a value, as reasonably determined by Seller, in excess of four percent (4%) of the Purchase Price, (ii) any portion of the improvements, (iii) any portion of the parking, (iv) any access, and/or (v) any portion that would cause the Property to not comply with applicable laws. If Purchaser elects to terminate this Agreement in accordance with the foregoing terms, the Deposit shall be refunded to Purchaser and neither party shall have any further rights, obligations or liabilities under this Agreement except for those which are expressly stated herein to survive the termination of this Agreement. If (a) Purchaser does not elect to terminate this Agreement as aforesaid in the event all or any significant portion of the Real Property is taken, or (b) a portion of the Real Property not constituting a significant portion of the Real Property is taken or becomes subject to a pending taking by eminent domain, then there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Purchaser the amount of any award for, or other proceeds on account of, such taking which have been actually paid to Seller between the date of this Agreement and the Closing as a result of such taking (less all costs and expenses, including attorneys’ fees and costs, incurred by Seller as of the Closing in obtaining payment of such awards or proceeds) and, to the extent such award or proceeds have not been paid to Seller, Seller shall assign to Purchaser at the Closing the rights of Seller to, and Purchaser shall be entitled to receive and retain, all awards for the taking of the Real Property or the subject portion thereof.

11.3    Waiver. The terms of this Article supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this Article and survive any termination of this Agreement and Closing. It is the express intent of the parties hereto that the provisions of this Agreement govern the rights of the parties in the event of damage to or condemnation of the Real Property.
ARTICLE 12
ESCROW
12.1    General. The Deposit and any other sums which the parties agree shall be held in escrow together with all interest earned thereon (herein collectively referred to as the “Escrow Deposits”), shall be held by Escrow Agent, in trust, and disposed of only in accordance with the terms of this Agreement.
12.2    Investment. The Escrow Deposits held by the Escrow Agent shall constitute trust funds in the hands of the Escrow Agent. Escrow Agent shall: (i) invest the Escrow Deposits in any of the following types of investments designated by Purchaser: (w) certificates of deposit in one or more Qualified Banks (as defined below), in each case having a maturity of not more than thirty (30) days, (x) obligations of the United States Government having a maturity of not more than thirty (30) days, or (y) one or more money-market mutual funds, or (z) one or more interest-bearing accounts in a Qualified Bank(s) (as defined below), the deposits in which are insured by the Federal Deposit Insurance Corporation; (ii) promptly provide Purchaser and Seller with confirmation of the investments made; and (iii) not commingle the Escrow Deposits with any funds of Escrow Agent or others. The term “Qualified Bank” shall mean Bank of America or a United States commercial bank of comparable size having its principal office in the Los Angeles which (a) is chartered by the Office of the Comptroller of the Currency (the “Comptroller”), (b) has total assets of not less than $1,000,000,000 as reported in the most recent edition of Polk’s World Bank Directory or a similar reporting service, and (c) is not subject to any supervisory agreement or regulatory order imposed by the Comptroller or the Federal Deposit Insurance Corporation relating to its financial soundness.
12.3    Supplementary Escrow Instructions. If the Closing occurs, Escrow Agent shall deliver the Escrow Deposits in accordance with the instructions of Seller and Purchaser on the Closing Date in accordance with the terms of this Agreement. Purchaser and Seller hereby authorize their respective attorneys to execute and deliver to Escrow Agent any additional or supplementary instructions as may be necessary or convenient to close the Transaction and agree to execute such additional instructions as reasonably may be requested by Escrow Agent; provided, however, such additional instructions shall not supersede the terms of this Agreement and in all cases this Agreement shall control. Notices given (i) by Purchaser’s attorney on behalf of Purchaser shall be deemed given by Purchaser, and (ii) by Seller’s attorney on behalf of Seller shall be deemed given by Seller.
12.4    Limitation on Liability. The parties acknowledge that (i) Escrow Agent is acting at their request and for their convenience; (ii) Escrow Agent shall not be deemed to be the agent of either of the parties; and (iii) Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith and not in disregard of this Agreement, but shall be liable for its negligent acts. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all claims and reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Escrow Agent in connection with the performance of its duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent.
12.5    Disputes between Parties. If, as the result of any disagreement between Seller and Purchaser or adverse demands and claims made by either of them upon Escrow Agent, or if Escrow Agent otherwise shall become involved in litigation with respect to this Agreement, Seller and Purchaser agree that they, jointly and severally, are and shall be liable to reimburse Escrow Agent on demand for all reasonable costs and expenses it shall incur or be compelled to pay by reason of such litigation. Seller and Purchaser agree that each shall be responsible to advance one‑half of all amounts due Escrow Agent hereunder, provided that any such advance by Seller or Purchaser as the result of any dispute or litigation between them shall be without prejudice to any right to recover such amount as damages from the breaching party.
12.6    Taxes Payable on Interest. Purchaser shall pay all income and other taxes payable with respect to interest earned on the Deposit to the extent the Deposit is applied to the Purchase Price or returned to Purchaser. Purchaser represents and warrants to Escrow Agent that its taxpayer identification number is 81-2600322.
12.7    Receipt and Disbursement of Deposits. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that it shall hold the Escrow Deposits, in escrow, and shall disburse the Escrow Deposits, pursuant to the provisions of this Agreement. Escrow Agent shall not disburse the Escrow Deposits to either party (other than to Seller at Closing) unless Escrow Agent shall have delivered written notice thereof to the other party and such other party shall not have delivered to Escrow Agent a written objection to such disbursement within five (5) business days following such notice by Escrow Agent; provided, however, that if Purchaser terminates this Agreement in accordance with Section 4.1, the Escrow Agent shall deliver the Deposits to Purchaser without the necessity of providing Seller a prior notice or waiting for such five (5) business day period.
12.8    Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively referred to as the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements), or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:
(a)    Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b)    Seller and Purchaser shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.
(c)    Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is 20-3700731.
(d)    Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year in which the Closing occurs.
12.9    Survival. The terms of this Article shall survive the termination of this Agreement and the Closing.
ARTICLE 13
LEASING MATTERS
13.1    New Leases. Between the Effective Date and prior to the expiration of the Due Diligence Period, (i) Seller will keep Purchaser informed of any new Leases that are entered into by Seller or any amendments or any extensions of existing Leases for a period which will survive Closing or otherwise affect the use, operation or enjoyment of the Property after Closing (collectively, “New Leases”) and (ii) Seller will not enter into any New Lease without Purchaser’s approval, which approval shall not be unreasonably withheld, and which approval will be deemed to have been given by Purchaser if Purchaser does not notify Seller in writing to the contrary within three (3) business days after Seller provides written notice to Purchaser of such New Lease. Without limiting the generality of the foregoing, Seller will provide Purchaser with copies of all lease proposals and letters of intent upon the delivery or receipt thereof. Subsequent to the expiration of the Due Diligence Period, and continuing until the Closing (provided the Agreement has not been terminated), Seller will not enter into any New Leases without Purchaser’s prior written consent, which consent may be withheld in Purchaser’s sole discretion. Notwithstanding the foregoing, Purchaser shall not have any approval or termination rights described above if Seller is contractually obligated to take the subject action under the terms of an existing Lease, but will continue to have such rights as to anything requiring Seller’s approval, as landlord, under such Lease. Seller shall deliver to Purchaser a true and complete copy of each such new Lease or renewal, extension or other amendment of an existing Lease, if any, promptly after the execution and delivery of the same.
13.2    Lease Expenses. If the Closing occurs, (a) Seller shall be responsible and shall pay for the costs of tenant improvement work or allowances, third-party leasing commissions and other leasing costs (collectively, the “Lease Expenses”) relating to the initial term of those Leases executed as of the Effective Date including the amounts set forth on Exhibit K attached hereto, and (b) Purchaser shall be responsible and shall pay for the Lease Expenses relating to or arising from (i) the exercise by any Tenant, after the Effective Date, of a renewal, expansion or extension option contained in any of the Leases executed as of the Effective Date; and (ii) any New Leases, or modifications to Leases in effect as of the Effective Date, entered into after the Effective Date in accordance with the terms of Section 13.1 above. Purchaser shall receive a credit for any outstanding free rent or abated rent due under the Leases to the extent set forth on Exhibit K attached hereto. Any Lease Expenses which are the responsibility of Purchaser which are paid by Seller prior to the Closing shall be reimbursed by Purchaser to Seller at the Closing through the Escrow. If, on the Closing, there are any outstanding or unpaid Lease Expenses which are the responsibility of Seller as set forth herein, then on the Closing Purchaser shall receive a credit toward the payment of the Purchase Price at Closing in the amount of such unpaid Lease Expenses, and following the Closing Purchaser shall assume and be responsible for the payment of such Lease Expenses to the extent of such credit, and Seller shall assign to Purchaser all construction contracts relating to such outstanding Lease Expenses, and Purchaser shall indemnify and defend Seller for any claims against Seller related to outstanding Lease Expenses for which Purchaser received a credit.
Lease Expenses shall include, without limitation: (i) reasonable brokerage commissions and fees to effect the subject lease transaction (including commissions payable to the property manager); (ii) reasonable legal fees for the preparation of documents and other services rendered in connection with the effectuation of the subject lease transaction; (iii) reasonable expenses and other amounts which are incurred for inducements, repairs, improvements, equipment, painting, decorating, partitioning, moving and other items to satisfy the subject Tenant’s requirements with regard to the subject transaction; (iv) rent concessions, including so-called “free rent,” during the period of such concession; and (v) reasonable expenses and other amounts, as contemplated by the documentation for the subject lease transaction, which are incurred for the purpose of satisfying or terminating the obligations of a Tenant under a new Lease to the landlord under another lease (whether or not such other lease covers space in the Real Property). At the Closing, Purchaser shall be deemed to have assumed Seller’s obligations to pay, when due (whether on a stated due date or accelerated) any Lease Expenses unpaid as of the Closing but only to the extent Purchaser received a credit therefor at Closing, and Purchaser hereby agrees to indemnify, protect, defend (with counsel satisfactory to Seller) and hold harmless Seller from and against any and all claims for such Lease Expenses which remain unpaid for any reason at the time of the Closing, which obligations of Purchaser shall survive the Closing. Each party shall make available to the other all records, bills, vouchers and other data in such party’s control verifying Lease Expenses and the payment thereof.
13.3    Lease Enforcement. Prior to the expiration of the Due Diligence Period, Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposits then held by Seller toward any costs, losses and damages suffered or incurred by Seller by reason of any defaults by Tenants, provided such enforcement may cause the failure of the conditions described in Section 7.2(e). Following the Closing, Seller shall have the right, but not the obligation, to assert or bring any defenses, claims or causes of action Seller may have under any Lease or New Lease and the guaranties related thereto, which exist prior to the Closing; provided, however, Seller shall not seek to remove any Tenant from its premises under any Lease or to terminate any Lease.
13.4    Survival. The terms of this Article shall survive the termination of this Agreement and the Closing.
ARTICLE 14
DISCLAIMER, WAIVER, RELEASE

14.1    Disclaimer. AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS OBLIGATIONS HEREUNDER, PURCHASER ACKNOWLEDGES, REPRESENTS, WARRANTS AND AGREES, TO AND WITH SELLER, THAT, AS OF THE DATE OF THIS AGREEMENT AND THE CLOSING: (I) PURCHASER IS PURCHASING THE PROPERTY IN AN “AS IS” CONDITION WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS OF ALL KINDS, AND SELLER HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR TO COMPENSATE PURCHASER FOR THE SAME; (II) UPON THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND SELLER’S SHAREHOLDERS, MEMBERS AND PARTNERS AND THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION CAUSES OF ACTIONS IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AND/OR ANY OF SELLER’S SHAREHOLDERS, MEMBERS OR PARTNERS AND/OR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS, AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY; (III)  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT, BASED UPON ALL PHYSICAL INSPECTIONS, EXAMINATIONS AND TESTS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR APPROPRIATE, PURCHASER IS AND WILL BE RELYING STRICTLY AND SOLELY UPON SUCH INSPECTIONS AND EXAMINATIONS AND THE ADVICE AND COUNSEL OF ITS OWN AND PURCHASER IS AND WILL BE FULLY SATISFIED THAT THE PURCHASE PRICE IS FAIR AND ADEQUATE CONSIDERATION FOR THE PROPERTY; (IV) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER IS NOT MAKING AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS AN INDUCEMENT TO PURCHASER TO ENTER INTO THIS AGREEMENT AND THEREAFTER TO PURCHASE THE PROPERTY OR FOR ANY OTHER PURPOSE, INCLUDING WITHOUT LIMITATION, REPRESENTATIONS OR WARRANTIES AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT CONDITION, ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, COMPLIANCE OF THE PROPERTY WITH LAWS, THE TRUTH, ACCURACY OF DOCUMENTS, BOOKS, RECORDS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY; (V) PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES,

STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT; AND (VII) BY REASON OF ALL OF THE FOREGOING, PURCHASER SHALL ASSUME THE FULL RISK OF ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES AND EXPENSES OCCASIONED BY ANY FACT, CIRCUMSTANCE, CONDITION OR DEFECT PERTAINING TO THE PHYSICAL CONDITION OF, OR ANY OTHER MATTER RELATIVE TO, THE PROPERTY, EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS, ADVISORS, REPRESENTATIVES AND AGENTS IN PURCHASING THE PROPERTY AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ALL DOCUMENTS AND INFORMATION PROVIDED BY SELLER. BY FAILING TO TERMINATE THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD, PURCHASER ACKNOWLEDGES THAT SELLER HAS AFFORDED PURCHASER A FULL OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMED NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS AND INFORMATION THAT IS THE SUBJECT OF ANY SUCH REPRESENTATION, WARRANTY OR COVENANT. NOTWITHSTANDING THE FOREGOING, PURCHASER IS NOT WAIVING OR RELEASING ANY OF SELLER’S EXPRESS OBLIGATIONS HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE CLOSING.
14.2    Waiver and Release. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, PURCHASER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITIES, CLAIMS, DAMAGES, PENALTIES, CHARGES, LOSSES, CAUSES OF ACTION, DEMANDS, COSTS AND EXPENSES OF ANY KIND OR NATURE, OR ANY OTHER CLAIM IT HAS OR MAY HAVE AGAINST SELLER RESULTING FROM: (I) THE PRESENCE, REMOVAL OR OTHER REMEDIATION OF “HAZARDOUS MATERIALS” (AS DEFINED BELOW) IN, ON, UNDER OR ABOUT THE REAL PROPERTY OR WHICH MIGRATED FROM ADJACENT LANDS TO THE REAL PROPERTY OR FROM THE REAL PROPERTY TO ADJACENT LANDS; AND (II) DEFECTS IN THE REAL PROPERTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE CLOSING.
14.3    Definitions.

(a)    Environmental Laws. For purposes of this Agreement, the term “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean‑up, including, without limitation: (1) the Clean Air Act, 42 U.S.C. § 7401 et seq.; (2) the Clean Water Act, 33 U.S.C. § 1251 et seq.; (3) the Water Quality Act of 1987; (4) the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. § 136 et seq.; (5) the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; (6) the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; (7) the Noise Control Act, 42 U.S.C. 4901 et seq.; (8) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; (9) the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; (10) the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; (11) the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right‑to‑Know Act, and the Radon Gas and Indoor Air Quality Research Act; (12) the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; (13) the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; (14) the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq.; and (15) state superlien and environmental clean‑up statutes, with implementing regulations and guidelines.
(b)    Hazardous Materials. For the purposes of this Agreement, the term “Hazardous Materials” shall mean and include all substances and materials which are or become regulated by any governmental authority, including, but not limited to: (1) any hazardous substance, pollutant, contaminant, waste, by‑product or constituent regulated under CERCLA; (2) oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; (3) pesticides regulated under the FIFRA; (4) asbestos and asbestos‑containing materials, PCBs and other substances regulated under the TSCA; (5) source material, special nuclear material, by‑product material or other radioactive material or radioactive waste, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; (6) any chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; (7) any industrial process and pollution control wastes, whether or not hazardous within the meaning of RCRA; (8) materials and substances found to be pollutants, contaminants, hazardous waste or hazardous substances in any reported decision of a federal or state court, or which may give rise to liability under any federal or state common law theory based on nuisance or strict liability; and (9) any material or substance which is otherwise regulated under any Environmental Law.
14.4    Survival. The terms of this Article shall survive the termination of this Agreement and the Closing.
ARTICLE 15
MISCELLANEOUS
15.1    Assignment.
15.1.1    Purchaser may not assign any of its rights under this Agreement without first obtaining Seller’s consent, which consent may be given or withheld in Seller’s sole discretion. The assignment of any of Purchaser’s rights under this Agreement without Seller’s prior consent or any transfer, directly or indirectly, of any stock, partnership interest, membership interest or other ownership interest in Purchaser without Seller’s consent, which consent may be given or withheld in Seller’s sole discretion, shall constitute a non-curable default by Purchaser under this Agreement and, at Seller’s election, be null and void.
15.1.2    Notwithstanding the terms of Section 15.1.1, Purchaser may assign all of its right, title and interest in and to this Agreement and the Deposit to an entity that directly or indirectly Controls, is Controlled by or is under common Control with the Purchaser (“Permitted Purchaser Assignee”), without Seller’s consent, pursuant to an Assignment and Assumption of Purchase Agreement in a form reasonably acceptable to Purchaser and Seller, executed by Purchaser and Permitted Purchaser Assignee prior to the Closing Date. No such assignment shall release or discharge Purchaser from any liability arising pursuant to this Agreement, unless and until Closing occurs, at which time the assigning Purchaser shall be relieved of all liability hereunder. For purposes hereof, “Control” shall mean, with respect to any entity, the power to direct the management of such entity through voting rights, ownership or contractual obligations.
15.1.3    Under no circumstances shall Purchaser assign this Agreement to any “benefit plan investor,” within the meaning of 29 C.F.R. Section 2510.3‑101, as modified by Section 3(42) of ERISA, if Seller’s sale of the Property as contemplated by this Agreement to such person or entity would, in the reasonable legal opinion of Seller’s ERISA legal counsel, create or otherwise cause a non-exempt “prohibited transaction” under ERISA.
15.2    Brokers. Seller and Purchaser each represent to the other that it has had no dealings with any broker, finder or other party concerning Purchaser’s acquisition of the Property other than CBRE Inc., who represents Seller (“Listing Broker”). Seller shall pay a commission (the “Commission”) to the Listing Broker pursuant to and in accordance with the terms of a listing agreement between Seller and Listing Broker. Notwithstanding the foregoing, Seller’s obligation to pay the Commission is contingent upon the occurrence of the Closing and is not payable if the Closing does not occur for whatever reason. Seller and Purchaser each hereby agree to indemnify, protect, defend (with counsel satisfactory to the other) and hold harmless the other from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees) suffered or incurred by the other in connection with any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with the indemnifying party or others on its behalf) except the Listing Broker. The terms of this Section shall survive the termination of this Agreement and the Closing.
15.3    Notices. Any notice, request, demand, consent, approval and other communications (“Notice”) under this Agreement shall be in writing, and shall be sent by (i) personal delivery with proof of delivery thereof, (ii) reputable overnight courier service, sent for next business day delivery, charges prepaid, (iii) certified mail, postage prepaid, return receipt requested, or (iv) electronic mail, with a copy thereof also sent in accordance with subsection (ii) above during business hours of the same day on which the subject notice was sent by electronic mail, but which may be delivered on the following business day, and which notice shall be deemed to have been delivered on the day the email was sent. Each Notice shall be sent, addressed to the party for whom it is intended at its address set forth below or to such other address as it may designate for the delivery of Notices to it by giving at least five (5) days prior Notice to the other party in accordance with this Section:

If to Purchaser:	HGREIT II Cottonwood Center LLC c/o Hines Advisors Limited Partnership 2800 Post Oak Boulevard, Suite 4800 Houston, Texas 77056 Attn: Kevin McMeans Email: kevin.mcmeans@hines.com
With a copy to:	HGREIT II Cottonwood Center LLC c/o Hines Advisors Limited Partnership 2800 Post Oak Boulevard Suite 4800 Houston, Texas 77056-6778 Attention: Jason P. Maxwell Email: jason.maxwell@hines.com
With a copy to:	Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201-2980 Attention: Jonathan W. Dunlay Email: jon.dunlay@bakerbotts.com
If to Seller:	NOP Cottonwood Holdings, LLC c/o CommonWealth Partners 515 South Flower Street, 32nd Floor Los Angeles, California 90071 Attention: Rick Lewis Email: rlewis@cwpla.com
With a copy to:	Katten Muchin Rosenman LLP 525 West Monroe Street, Suite 1900 Chicago, Illinois 60661 Attention: Alvin Katz and Devan H. Popat Email: Alvin.Katz@kattenlaw.com and Devan.Popat@kattenlaw.com
If to Escrow Agent:
Commonwealth Land Title Insurance Company
c/o Fidelity National Title Insurance Company
915 Wilshire Blvd., Suite 1920
Los Angeles, CA 90017
Attention: Connie Mahoney
Telephone: (213) 452-7112
Email: CMahoney@fnf.com

Any Notice sent by personal delivery in accordance with the foregoing shall be delivered during normal business hours and shall be deemed received when delivered or, if delivery is rejected, when delivery was attempted. Any Notice sent by personal delivery on a business day shall be deemed received upon the date of delivery of same provided the same is delivered prior to 5:00 p.m. (Pacific Time) on a business day, with any such delivery occurring after 5:00 p.m. (Pacific Time) being deemed received on the next business day. Any Notice sent by overnight courier service in accordance with the foregoing shall be deemed received on the first business day following the date sent. Any Notice sent by certified mail in accordance with the foregoing shall be deemed received on the third (3rd) business day following the date mailed. Any Notice sent by electronic mail in accordance with the foregoing prior to 5:00 p.m. (Pacific Time) on a business day shall be deemed received on the date the same was sent and any Notice sent in accordance with the foregoing after 5:00 p.m. (Pacific Time) shall be deemed received on the next business day. Either party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its Notices, but Notice of a change of address shall only be effective upon that date which occurs five (5) days after delivery of the same to the other party. Seller and Purchaser each agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the personal delivery service, the U.S. Postal Service or the courier service. All Notices that are required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf.
15.4    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a business day in the county in which the Real Property is located, in which event the period shall run until the end of the next business day. The final day of any such period shall be deemed to end at 5 p.m., (Pacific Time). As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or Federal holiday.
15.5    Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, none of the terms of this Agreement shall survive the Closing. The provisions of this Article 15 shall survive the termination of this Agreement and the Closing.
15.6    Termination of Agreement. It is understood and agreed that if Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, thereafter neither party shall have any further rights, obligations or liabilities under this Agreement except for those which are expressly stated herein to survive the termination of this Agreement.
15.7    Integration; Waiver. This Agreement embodies and constitutes the entire understanding between the parties hereto with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

15.8    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to its conflicts of laws principles.
15.9    Waiver by Jury/Venue. SELLER, PURCHASER AND THEIR RESPECTIVE PARTNERS, IF ANY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. SELLER, PURCHASER AND THEIR RESPECTIVE PARTNERS, IF ANY, WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN A COURT SITUATED IN THE STATE OF UTAH AND WAIVE ANY RIGHT UNDER THE DOCTRINE OF FORUM NON‑CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION FILED IN ANY SUCH COURT TO ANY OTHER COURT.
15.10    Recovery by Prevailing Party. In the event a party hereto brings any action or proceeding against another party hereunder by reason of any breach of any covenant, agreement or provision on the part of the other party arising out of this Agreement, then the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of the action or proceeding, including reasonable attorneys’ accounting, engineering and other professional fees. For purposes of this Section, a party will be considered to be the “prevailing party” if (a) such party initiated the action or proceeding and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial or alternative dispute resolution process), (b) such party did not initiate the action or proceeding and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief of which it sought, or (c) the other party to the action or proceeding withdrew its claim or action without having substantially received the relief which it was seeking. The provision of this Section shall survive the Closing or the termination of this Agreement.
15.11    Construction. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. All references in this Agreement to Articles, Sections and Exhibits are references to the Articles and the Sections of this Agreement and the Exhibits attached hereto, as the case may be, unless expressly otherwise designated in the context. The Recitals at the beginning of this Agreement are incorporated herein by this reference. All Exhibits attached hereto are incorporated herein by reference.
15.12    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, subject to the terms of Section 15.1, their respective permitted successors, assigns and heirs. If more than one person and/or entity shall subsequently become Purchaser hereunder, then the liability of each such person and entity hereunder, and under each document or other instrument required to be executed and delivered by Purchaser as contemplated by this Agreement at Closing or otherwise, shall be joint and several, subject to Section 15.1.
15.13    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
15.14    Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser. Purchaser may withdraw any such executed counterpart at any time prior to the execution and delivery thereof by Seller. Signatures of this Agreement (and all documents contemplated for delivery pursuant to this Agreement at Closing or otherwise) transmitted by facsimile or via electronic mail (by pdf or similar file types) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an execution original to this Agreement (and all documents contemplated for delivery pursuant to this Agreement at Closing or otherwise), with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement (or any document contemplated for delivery pursuant to this Agreement at Closing or otherwise), it being expressly agreed that each party to this Agreement (and any document contemplated for delivery pursuant to this Agreement at Closing or otherwise), shall be bound by its own telecopied or electronically mailed signature and shall accept the telecopied or electronically mailed signature of the other party to this Agreement (and all documents contemplated for delivery pursuant to this Agreement at Closing or otherwise).
15.15    No Marketability. Purchaser agrees that it shall not, prior to the Closing, make any proposals or enter into any negotiation with respect to the sale, assignment or other transfer of the Property or any interest therein, except as permitted pursuant to Section 15.1.
15.16    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at the Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party. Accordingly, no third party shall have the right to enforce the provisions of this Agreement or any documents to be executed and delivered at the Closing.
15.17    No Recordation. There shall be no recordation of this Agreement, any memorandum hereof or any affidavit pertaining hereto, by Purchaser. Any such recordation of this Agreement, memorandum hereof or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser described in Section 10.1, whereupon Seller shall have the remedies set forth in Section 10.1 except, as provided in Section 10.2, if Purchaser files such memorandum or affidavit in connection with an action for specific performance. In addition to any such remedies, Purchaser shall be obligated to execute and deliver to Seller upon demand, an instrument in recordable form releasing this Agreement, such memorandum and/or such affidavit, as applicable, Purchaser’s obligations under this Section shall survive the termination of this Agreement.

15.18    Time of Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
15.19    Deleted.
15.20    Independent Responsibility/No Alter Ego. The parties hereby agree that the obligations of the parties under this Agreement are separate and distinct, and that no party’s shareholders, partners, members or owners or any of their respective shareholders, partners, members, owners, affiliates, managers, officers, directors, employees, agents or representatives (of any type or nature) shall be responsible in any manner whatsoever for the debts, liabilities or obligations of any party hereto. As such, the parties agree that except for their obligations under agreements executed by them, no party’s shareholders, partners, members or owners or any of their respective shareholders, partners, members, owners, affiliates, managers, officers, directors, employees, agents or representatives (of any type or nature) is an alter-ego of any other party or in any manner shall be vicariously, derivatively or otherwise liable for the debts, liabilities or obligations of any party (collectively, “Derivative Claims”). The parties further agree that, except for their obligations under agreements executed by them, as a material part of and material inducement for the transactions contemplated by this Agreement, they will not assert any Derivative Claims in any dispute, claim or controversy relating to or arising out of this Agreement. The provisions of this Section shall survive the termination of this Agreement and the Closing.
15.21    Further Assurances. Each party agrees that it will, without further consideration, execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement; provided, however, that the execution and delivery of such documents, or action taken, by such party shall not result in any additional liability or cost to such party. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials, deposits or other items delivered by Seller to Purchaser.
15.22    Limited Liability. Notwithstanding any provision to the contrary contained in this Agreement, except for their obligations under agreements executed by them, none of CalPERS, CWP Capital Management, LLC, CommonWealth Pacific, LLC, CommonWealth Partners, LLC, National Office Partners, LLC, or any trustee, board member, officer, director, manager, member, employee, agent, affiliate or subsidiary of CalPERS (collectively, the “CalPERS Parties”) shall be personally liable for any of the obligations of Seller or any other party under (or shall be obligated in any respect under or on account of) this Agreement, and Purchaser for itself and its successors and assigns, irrevocably waives any and all rights to sue for, seek, or demand any such damages, money judgment, deficiency judgment or personal judgment against any of the CalPERS Parties under, or by reason of, or in connection with, any of this Agreement.
15.23    Counterparts. This Agreement (and all documents contemplated for delivery pursuant to this Agreement at Closing or otherwise), may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

15.24    Cooperation With Purchaser's Auditors And SEC Filing Requirements. Seller shall provide to Purchaser (at Purchaser's expense) copies оf, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession of Seller, or its property manager or accountants, to enable Purchaser's auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to the one additional prior calendar year.  Purchaser shall be responsible for all out-of-pocket costs associated with this audit.  Seller shall cooperate (at no cost to Seller) with Purchaser's auditor in the conduct of such audit.  In addition, Seller agrees to provide to Purchaser's auditor, if requested by such auditor, up to 3 years of historical financial statements for the Property, including income data for the Property, whether required before or after Closing.  Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller's operating statements of the Property, at Purchaser's expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser, at Purchaser's expense, such financial and other information as may be reasonably required by Purchaser or any Affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no material cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information.  This Section 15.24 shall survive the Closing for one year.
[signature pages follow]

IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement under seal as of the date first written above.
SELLER

NOP COTTONWOOD HOLDINGS, LLC,
a Delaware limited liability company,

By:    National Office Partners LLC,
a California limited liability company,
Its:    Sole Member

By:    CWP Capital Management, LLC,
a Delaware limited liability company,
Its:    Manager

By: /s/ Richard Lewis
Name: Richard Lewis
Title: SVP

PURCHASER

HGREIT II COTTONWOOD CENTER LLC, a Delaware limited liability company By: /s/ David L. Steinbach Name: David L. Steinbach Title: Manager

The undersigned has executed this Agreement solely to confirm its agreement to: (i) hold the Escrow Deposits in escrow in accordance with the provisions hereof; and (ii) comply with the provisions of Article 12.

ESCROW AGENT
COMMONWEALTH LAND TITLE INSURANCE COMPANY
By: /s/ Bobbie Purdy____________________ Print Name: Bobbie Purdy Its: Sr. Escrow Officer, V.P.

JOINDER

In consideration of Seller’s execution of this Agreement, HINES GLOBAL REIT II PROPERTIES LP (“HINES”) hereby joins in the execution of this Agreement solely to agree to be jointly and severally liable with Purchaser to Seller for all of Purchaser’s indemnity obligations pursuant to Sections 4.2.4, 9.4 and 15.2.

HINES GLOBAL REIT II PROPERTIES LP,
a Delaware limited partnership

By:    Hines Global REIT II, Inc.,
a Maryland corporation,
its general partner

By: /s/ David L. Steinbach
Name: David L. Steinbach
Title: Chief Investment Officer

JOINDER

In consideration of Purchaser's execution of this Agreement, National Office Partners LLC, a California limited liability company, hereby joins in the execution of this Agreement solely to agree to be jointly and severally liable with Seller to Purchaser for all obligations of Seller under this Agreement that survive Closing, subject to all of the same limitations on liability and survivability, if any, as are available to Seller with respect to its obligations under this Agreement (including, without limitation, under Section 8.3.3 of this Agreement). This Joinder shall survive the Closing for nine (9) months and the undersigned shall have no obligations or liability hereunder after the date which is nine (9) months following the Closing Date.
National Office Partners LLC,
a California limited liability company

By:    CWP Capital Management, LLC,
a Delaware limited liability company,
Its:    Manager

By: /s/ Richard Lewis
Name: Richard Lewis
Title: SVP

EXHIBIT A
LEGAL DESCRIPTION

Parcel 1: (Cottonwood Corporate Center Parcel 8)

Beginning at a point North 0°08'51" East along the Section line 483.00 feet and South 89°49'13" East 12.50 feet from the West quarter corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian, and running thence North 0°08'51" East 425.80 feet; thence North 89°04'36" East 439.06 feet; thence South 0°10'47" West 177.00 feet; thence North 89°49'13" West 4.29 feet; thence South 0°10'47" West 257.25 feet; thence North 89°49'13" West 434.49 feet to the point of beginning.

Parcel 1A:

Together with all rights and benefits contained with that certain Cross-Easement Agreement dated December 30, 2004, by and between 2755 E. Cottonwood Parkway, L.C. and 2795 E. Cottonwood Parkway L.C. recorded December 30, 2004 as Entry No. 9263986 in Book 9079 at Page 4399 of Official Records.

Parcel 2: (Cottonwood Corporate Center Parcel 8A)

Beginning at a point on the South right of way line of I-215 North 0°08'51" East along the Section line 908.56 feet and North 89°04'36" East 66.62 feet from the West quarter corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 89°04'36" East 384.93 feet; thence North 0°10'47" East 39.98 feet to said South right-of-way line and a point on a 2076.90 foot radius curve to the right, the center of which bears North 12°11'50" West; thence Southwesterly along said South right- of- way line and said curve to the right through a central angle of 10°42'48" a distance of 388.34 feet to the point of beginning.

Parcel 2A:

Together with all rights and benefits contained with that certain Cross-Easement Agreement dated December 30, 2004, by and between 2755 E. Cottonwood Parkway, L.C. and 2795 E. Cottonwood Parkway L.C. recorded December 30, 2004 as Entry No. 9263986 in Book 9079 at Page 4399 of Official Records.

Parcel 3: ( Cottonwood Corporate Center Parcel 9)

Beginning at a point North 0°08'51" East along the Section line 908.560 feet and North 89°04'36" East 451.56 feet from the West quarter corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 89°04'36" East

251.20 feet; thence South 0°03'29" West 169.090 feet; thence South 89°49'14" East 16.454 feet to a point on a 565.000 foot radius curve to the left the center of which bears North 0°10'47" East; thence Northeasterly along said curve to the left through a central angle of 4°38'05" a distance of 45.704 feet; thence South 4°27'18" East 269.999 feet to a point on a 835.000 foot radius curve to the right the center of which bears North 4°27'18" West; thence South along said curve to the right through a central angle of 4°38'05" a distance of 67.544 feet; thence North 89°49'13" West 272.26 feet; thence North 0°10'47" East 257.25 feet; thence South 89°49'13" East 4.29 feet; thence North 0°10'47" East 177.00 feet to the point of beginning.

Parcel 3A:

Together with all rights and benefits contained in (i) that certain Cross-Easement Agreement dated December 30, 2004, by and between 2755 E. Cottonwood Parkway, L.C. and 2795 E. Cottonwood Parkway L.C. recorded December 30, 2004 as Entry No. 9263986 in Book 9079 at Page 4399 of Official Records; and (ii) that certain "Declaration of Easements", recorded August 9, 1996 as Entry No. 6425872 in Book 7462 at Page 1172 of Official Records, and that certain "First Amendment to Declaration of Easements", recorded July 22, 1997 as Entry No. 6696565 in Book 7716 at page 994 of Official Records.

Parcel 4: (Cottonwood Corporate Center Parcel 9A)

Beginning at a point North 0°08'51" East along the Section line 908.560 feet and North 89°04'36" East 451.56 feet from the West quarter corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 0°10'47" East 39.98 feet to a point on a 2076.900 foot radius curve to the left, the center of which bears North 12°11'50" West; thence Northeasterly along said curve to the left through a central angle of 7°12'19" a distance of 261.18 feet; thence South 0°03'29" West 107.004 feet; thence South 89°04'36" West 251.20 feet to the point of beginning.

Parcel 4A:

Together with all rights and benefits contained in (i) that certain Cross-Easement Agreement dated December 30, 2004, by and between 2755 E. Cottonwood Parkway, L.C. and 2795 E. Cottonwood Parkway L.C. recorded December 30, 2004 as Entry No. 9263986 in Book 9079 at Page 4399 of Official Records; and (ii) that certain "Declaration of Easements", recorded August 9, 1996 as Entry No. 6425872 in Book 7462 at Page 1172 of Official Records, and that certain "First Amendment to Declaration of Easements", recorded July 22, 1997 as Entry No. 6696565 in Book 7716 at Page 994 of Official Records.

Parcel 5: (Cottonwood Corporate Center Parcel 10)

Beginning at a point North 0°08'51" East along the Section line 908.560 feet and North 89°04'36" East 702.762 feet from the West quarter corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 89°04'36" East 38.068 feet; thence North 55°02'48" East 206.850 feet; thence South 34°55'16" East 499.581 feet to a point on a 835.000 foot radius curve to the right the center of which bears North 34°42'55" West; thence Southwesterly along said curve to the right through a central angle of 30°15'37" a distance of 440.996 feet; thence North 4°27'18" West 269.999 feet to a point on a 565.000 foot radius curve to the right the center of which bears North 4°27'18" West; thence South along said curve to the right through a central angle of 4°38'05" a distance of 45.704 feet; thence North 89°49'14" West 16.454 feet; thence North 0°03'29" East 169.090 feet to the point of beginning.

Parcel 5A:

Together with all rights and benefits contained in that certain "Declaration of Easements", recorded August 9, 1996 as Entry No. 6425872 in Book 7462 at Page 1172 of Official Records, and that certain "First Amendment to Declaration of Easements", recorded July 22, 1997 as Entry No. 6696565 in Book 7716 at Page 994 of Official Records.

Parcel 6: (Cottonwood Corporate Center Parcel 10A)

Beginning at a point North 0°08'51" East along the Section line 908.560 feet and North 89°04'36" East 702.762 feet from the West quarter corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 0°03'29" East 107.004 feet to a point on a 2076.900 foot radius curve to the left the center of which bears North 19°24'09'" West; thence Northeasterly along said curve to the left through a central angle of 5°00'54" a distance of 181.792 feet; thence South 34°55'16" East 67.929 feet; thence South 55°02'48" West 206.850 feet; thence South 89°04'36" West 38.068 feet to the point of beginning.

Parcel 6A:

Together with all rights and benefits contained in that certain "Declaration of Easements", recorded August 9, 1996 as Entry No. 6425872 in Book 7462 at Page 1172 of Official Records, and that certain "First Amendment to Declaration of Easements", recorded July 22, 1997 as Entry No. 6696565 in Book 7716 at Page 994 of Official Records.

Parcel 7: (Cottonwood Corporate Center Parcel 11 and 11A)

Beginning at a point which is North 0°08'51" East along the Quarter Section line 908.56 feet and North 89°04'36" East 740.83 feet, and North 55°02'48" East 206.85 feet from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 34°55'16" West 67.93 feet to a point on the South right- of- way line of I-215 and a point on a 2076.90 foot radius curve to the left, the chord of which bears North 62°36'26" East; thence Northeasterly along said South line and curve through a central angle of 05°57'01" a distance of 215.69 feet; thence North 67°29'16" East along said South line 183.64 feet; thence South 31°38'01" East 111.32 feet; thence South 70°30'09" East 57.70 feet; thence South 34°39'50" East 284.29 feet; thence South 11°06'23" East 28.44 feet; thence South 42°36'15" East 63.15 feet; thence South 64°43'27" East 71.26 feet; thence South 32°54'51" West 100.16 feet to a point on a 210.00 foot radius curve to the left, the chord of which bears South 88°59'48" West; thence Westerly along said curve through a central angle of 67°50'08" a distance of 248.63 feet; thence South 55°04'44" West 161.13 feet to a point of a 835.00 foot radius curve to the right, the chord of which bears South 55°10'54" West; thence Southwesterly along said curve through a central angle of 0°12'21" a distance of 3.00 feet; thence North 34°55'16" West 499.58 feet to the point of beginning.

Parcel 7A:

Together with all rights and benefits contained in that certain "Declaration of Easements", recorded August 9, 1996 as Entry No. 6425872 in Book 7462 at Page 1172 of Official Records, and that certain "First Amendment to Declaration of Easements", recorded July 22, 1997 as Entry No. 6696565 in Book 7716 at Page 994 of Official Records.

Parcel 8: (Cottonwood Corporate Center County Parcel -Parcel 8 Portion)

Beginning at a point North 0°08'51" East along the Section line 483.00 feet from the West quarter corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 0°08'51" East along the Section line 425.56 feet; thence North 89°04'36" East 12.50 feet; thence South 0°08'51" West 425.80 feet; thence North 89°49'13" West 12.50 feet to the point of beginning.

Parcel 9:
All of Lot A, COTTONWOOD CORPORATE CENTER SUBDIVISION, according to the official plat thereof, filed in the office of the Salt Lake County Recorder in Plat Book 2004P at Page 45 of Official Records.

Parcel 10:

Beginning at a point North 0°08'51" East along the Section line 811.52 feet and East 1619.84 feet from the West quarter corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence South 23°06'28" East 43.18 feet; thence South 32°58'49" East 142.92 feet; thence South 53°11'50" East 98.08 feet; thence South 52°29'23"

West 86.73 feet; thence North 37°30'37" West 174.80 feet to a point on a 210.00 foot radius curve to the left, the center of which bears South 52°29'23" West; thence Northwesterly along said curve to the left through a central angle of 19°34'32" a distance of 71.75 feet, thence North 32°54'51" East 100.16 feet to the point of beginning.

Parcel 11:

Together with, for the benefit of all of the hereinabove described parcels, the following:

Together with all rights and benefits, which include a perpetual, non-exclusive right of way and easement for vehicular and pedestrian ingress and egress, appurtenant to all of the hereinabove described Parcels 1 thru 8 herein, as established pursuant to the provisions of a Declaration of Easements, Covenants and Restrictions recorded January 17, 1996 as Entry No. 6259074 in Book 7311 at Page 821 of the Official Records of the Salt Lake County Recorder, as amended by a First Amendment to Declaration of Easements, Covenants and Restrictions recorded July 3, 1996 as Entry No. 6398547 in Book 7437 at Page 265 of the Official Records of the Salt Lake County Recorder, by a Second Amendment to Declaration of Easements, Covenants and Restrictions recorded May 2, 1997 as Entry No. 6635821 in Book 7658 at Page 2663 of the Official Records of the Salt Lake County Recorder, by a Third Amendment to Declaration of Easements, Covenants and Restrictions recorded July 22, 1997 as Entry No. 6696564 in Book 7716 at Page 980 of the Official Records of the Salt Lake County Recorder, as amended by a Fourth Amendment to Declaration of Easement, Covenants and Restrictions recorded November 12, 1998, as Entry No. 7152537 in Book 8160 at Page 1199 of the Official Records of the Salt Lake County Recorder and by a Fifth Amendment to Declaration of Easements, Covenants and Restrictions recorded February 25, 2004, as Entry No. 8987987 in Book 8950 at Page 2021 of the Official Records of the Salt Lake County Recorder, which right of way and easement lies over the following described property:

Beginning at a point which is North 0°08'51" East along the Section line 447.50 feet and South 89°49'13" East 50.00 feet from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 0°08'51" East 71.00 feet; thence South 89°49'13" East 669.22 feet; thence North 0°10'47" East 12.00 feet to a point of a 787.50 foot radius curve to the left, the chord of which bears North 72°37'45" East; thence Easterly along the arc of said curve and through a central angle of 35°06'03" a distance of 482.44 feet to a point of tangency; thence North 55°04'44" East 161.13 feet to a point of a 257.50 foot radius curve to the right, the chord of which bears South 81°12'57" East; thence Easterly along the arc of said curve and through a central angle of 87°24'39" a distance of 392.84 feet to a point of tangency; thence South 37°30'37" East 388.28 feet to a point of a 282.50 foot radius curve to the left, the chord of which bears South 57°30'40" East; thence Southeasterly along the arc of said curve and through a central angle of 40°00'07" a distance of 197.23 feet to a point of tangency; thence South 77°30'44" East 203.08 feet; thence South 35°38'28" East 52.78 feet to the West right-of-way line of 3000 East Street; thence South 12°27'22" West along said West line 71.77 feet; thence North 77°30'44" West 147.86 feet to a point of a 693.16 foot radius curve to the right, the chord of which bears North 71°09'19" West; thence Northwesterly along the arc of curve and through a central angle of 13°28'28" a distance of 163.01 feet to a point of a compound curve to the right, the radius point of which is North 22°43'23" East 377.50 feet; thence Northwesterly along the arc of said curve and through a central angle of 29°46' a distance of 196.12 feet to a point of tangency; thence North 37°30'37" West 388.28 feet to a point of a 162.50 foot radius curve to the left, the chord of which bears North 81°12'57" West; thence Westerly along the arc of said curve and through a central angle of 87°24'39" a distance of 247.91 feet to a point of tangency; thence South 55°04'44" West 161.13 feet to a point of a 882.50 foot radius curve to the right, the chord of which bears South 72°37'45" West; thence Westerly along the arc of said curve and through a central angle of 35°06'03" a distance of 540.64 feet to a point of tangency; thence North 89°49'13" West 441.91 feet; thence North 0°10'47" East 12.00 feet; thence North 89°49'13" West 227.27 feet to the point of beginning.

Parcel 12:

Together with a perpetual, nonexclusive easement to construct a portion of the drain and to utilize the drain to provide drainage from the Tunnel as disclosed by that certain Drainage Easement Agreement recorded June 3, 1997 as Entry No. 6983361 in Book 7997 at Page 1146 of official records.

Parcel 13:

Together with a Grant of Utilities Right of Way and Easement as disclosed by that certain Grant of Easement recorded November 12, 1998 as Entry No: 7152539 in Book 8160 at Page 1237 of official records.

EXHIBIT B-1
LEASES

Tax Alli
Tax Alli Lease_2-25-15
Tax Alli Filed Amendment to Charter (Change of Name)_6-11-2015

Kern River Gas Transmission
McLeodUSA Lease Agreement_2-14-00
McLeodUSA First Addendum_7-26-00
McLeodUSA Consent to Sublease_6-26-03
Kern River Sublease_6-23-03
Kern River Replacement Lease_6-23-03

McLeodUSA Telecommunications (Paetec)
Patec (McLeod Telecommunications) Lease Agreement_7-5-11
Patec (McLeod Telecommunications) Confirmation of Commencement_11-17-11
Patec (McLeod Telecommunications) First Amendment_11-11-11
McLeod Telecommunications Second Amendment_12-20-12
McLeod Telecommunications Third Amendment_8- -15

Peterson Partners
Peterson Partners Lease_5-26-05
Peterson Partners First Amendment_5-18-11
Peterson Partners Second Amendment_4-10-12
Peterson Partners Third Amendment_5-13-14
Peterson Partners Lease_5-13-14
Peterson Partners First Amendment_9-1-14

Yardi Systems
Centershift Lease_11-15-05
Centershift First Amendment_8-27-10
Centershift Second Amendment_11-16-10
Centershift Consent and Sublease_2-1-09
Centershift Assigment of Lease_3-4-14
Yardi Third Amendment_9-29-14
Yardi Fourth Amendment_12-18-15

UV Partners Inc

UV Partners Lease_4-30-01
UV Partners Addendum 1_11-3-05
UV Partners Addendum 2_4-26-06
UV Partners Addendum 3_9-8-10
Centershift Assigment of Lease_3-4-14
UV Partners Lease Termination Option Letter_12-22-15
UV Partners Lease Termination Option Agreement_12-15-15

Silicon Valley Bank
Silicon Valley Bank Lease Agreement_8-31-12
Silicon Valley Bank Commencement Letter_11-30-12
Silicon Valley Bank First Amendment_10-8-12

Utah Technology Council
Utah Technology Council Lease Agreement_8-22-11
Utah Technology Council Confirmation of Commencement Date_11-17-11
Utah Technology Council Termination Agreement_8-22-11

Raytheon Company
Raytheon Company Lease Agreement_5-31-08
Raytheon Company First Amendment_3-24-09
Raytheon Company Second Amendment_6-12-13
Raytheon Company Third Amendment_11-4-13

Comenity
Alliance Data Systems Lease 9-21-10
Alliance Data Systems First Amendment 11-14-11
Alliance Data Systems Second Amendment 12-19-12
Alliance Data Systems Consent to Assignment and Assumption of Lease 1-10-13
Alliance Data Systems Confirmation of Commencement 12-19-12
Alliance Data Systems Articles of Incorporation of World Capital Bank_3-27-03
Alliance Data Systems Consent to Assigment_1-10-13
Comenity Third Amendment 3-11-14

Extra Space Storage
Extra Space Storage Lease_3-8-99
Extra Space Storage First Amendment_10-3-01
Extra Space Storage Second Amendment_7-30-04
Extra Space Storage Third Amendment_8-2-05
Extra Space Storage Fourth Amendment_11-8-06

Extra Space Storage Fifth Amendment_1-31-11
Extra Space Storage Sixth Amendment_12-22-11
Extra Space Storage Seventh Amendment_2-17-15
Extra Space Storage Lease_12-22-15
Extra Space Storage Letter_12-22-15
Extra Space Storage Eighth Amendment_5-29-15

V Spring (Signal Peak)
V Spring Lease_6-16-05
V Spring First Amendment_6-16-05
V Spring Second Amendment_5-28-13
V Spring Third Amendment_2-20-14
Signal Peak Fourth Amendment_12-_-15

Comptroller of the Currency
Comptroller Lease_5-22-97
Comptroller Commencement Date_5-22-97
Comptroller Addendum 1_12-20-02
Comptroller Amendment_12-20-12
Comptroller Novation Agreement_5-4-06
Comptroller Rider 1_12-20-02
Comptroller Rider 2_12-20-02
Comptroller Rider 3_12-20-02
Comptroller Rider 4_12-20-02
Comptroller Supplemental 1_1-29-07
Comptroller Supplemental 2_9-25-07
Comptroller Supplemental 5_12-2-12
Comptroller Rider 4 Amendment_12-20-12
Comptroller Lease_12-22-15

Dyno Nobel
Dyno Nobel Lease_4-1-10
Dyno Nobel First Amendment_10-1-14

Marlin Leasing
Marlin Leasing Lease_8-26-05
Marlin Leasing First Amendment_8-18-10
Marlin Leasing Second Amendment_7-16-14
Marlin Leasing Reduced Premises_7-16-14
Marlin Leasing Remaining Premises_7-16-14

Raymond James
Raymond James Lease_10-29-04
Raymond James First Amendment_1-31-05
Raymond James Second Amendment_9-19-05
Raymond James Third Amendment_10-31-06
Raymond James Fourth Amendment_10-05-11
Raymond James Commencement Date Confirmation Notice_10-05-11
Raymond James Consent and Sublease_2-15-05
Raymond James Monument Sign Addendum_6-03-05
Raymond James Monument Sign Addendum_4-1-05

Standish Management
Standish Management Lease_1-29-14
Standish Management First Amendment_4-4-14

SanDisk (Fusion IO) - 2825
Fusion-io Original Lease_5-28-10
Fusion-io First Amendment_8-16-11
Fusion-io Second Amendment_12-2-11
Fusion-io Third Amendment_3-15-13
Fusion-io Notice of Second Expansion Space Term Dates_3-15-13
Agreement for Plan of Merger_7-23-14
Consent to Sublease_10-30-15

Crocker Ventures
Crocker Ventures Lease_4-12-10
Crocker Ventures First Amendment_10-6-14
Crocker Ventures Second Amendment_12-31-15
Crocker Ventures Consent to Sublease_2- -15

BOSS Retirement Solutions
BOSS Retirement Solutions Lease_3-31-16

Multi Packaging Solutions
Multi Packaging Solutions Lease_11-25-15

APEX Systems
APEX Systems lease_5-23-14
APEX Systems Confirmation of Commencement letter_9-3-14

APEX Systems Lease Termination Agreement_5-30-14

Edelman Financial Services
Edelman Financial Services Lease_5-8-13
Edelman Financial Services Confirmation of Commencement letter_7-1-13
Assignment Request_10-26-15

RGN-Salt Lake City II (DaVinci Executive Office Suites)
DaVinci Lease_3-25-98
DaVinci Commenement Date Confirmation_3-25-98
DaVinci First Amendment_4-1-01
DaVinci Second Amendment_7-1-02
DaVinci Lease Guaranty_7-1-02
DaVinci Assignment & Assumption_7-20-11
DaVinci Third Amendment_11-19-07
RGN Fourth Amendment_7-15-11
RGN Fifth Amendment_6-28-13
RGN Letter Agreement Buildout_12-20-13

AXA Equitable Life Insurance Company
AXA Equitable Life Insurance Company Lease_6-13-03
AXA Equitable Life Insurance Company First Amendment_10-21-04
AXA Equitable Life Insurance Company Second Amendment_5-21-08
AXA Equitable Life Insurance Company Third Amendment_3-12-13

McGillis Investments
McGillis Investments Lease_3-6-14
McGillis Investments First Amendment_8-30-14
McGillis Confirmation of Commencement Date_7-17-14

AT&T Wireless Services
AT&T Lease_5-16-97
AT&T Addendum No 1_12-97
AT&T Addendum No 2_5-7-04
AT&T Addendum No 3_6- -05
AT&T Addendum No 4_5- -09
AT&T Addendum No 5_12-4-12
AT&T Addendum No 6_3-4-13
AT&T Addendum No 7_9- -14

Nextel Communications
Nextel Telecom Lease_4-14-97
Nextel First Amendment_8-24-07
Nextel Second Amendment_12-14-11
Nextel Lease Addendum_2-22-99
Nextel Consent & Sublease_7-28-08
Nextel Memorandum of Agreement_8-11-97

Sprint Spectrum
Sprint Telecom Lease_12-16-96
Sprint Telecom Lease_5-2-97
Sprint First Amendment_8-24-07
Sprint Second Amendment_12-14-11
Sprint Third Amendment_4- -13
Sprint Lease Addendum_12-97
Sprint Amended and Restated Assignment and Assumption_7-1-96

Verizon Wireless
Verizon Lease_12-10-97
Verizon First Amendment_12-10-97
Verizon Second Amendment_12-15-07
Verizon Third Amendment_6-8-10
Verizon Fourth Amendment_5-22-12
Verizon Fifth Amendment_8- -13
Verizon Memorandum of Lease_12-10-97

SanDisk (Fusion IO) - 2855
Fusion-io Original Lease_5-28-10
Fusion-io First Amendment_9-6-11
Fusion-io Second Amendment_7-10-12
Fusion-io Notice of Expansion Space Term Dates_7-10-12
Agreement for Plan of Merger_7-23-14

XO Communications Services
XO Communications Services License Original Agreement - 2755_11-30-00
XO Communications Services License Original Agreement - 2825_11-30-00
XO Communications Services License Original Agreement - 2755_11-30-00
XO Communications Services License First Amendment - 2755_1-30-15
XO Communications Services License First Amendment - 2825_1-30-15
XO Communications Services License First Amendment - 2755_1-30-15

Syringa Networks
Syringa Networks License Agreement_2-22-16

Cricket Utah Property Company
Cricket Telecom Lease_1-6-03
Cricket First Amendment_2-1-08
Cricket Second Amendment_3- -13

EXHIBIT B-2
SECURITY DEPOSITS

Security Deposit Schedule
as of 05/13/16

Tenant	Amount
AT&T Wireless Services Inc	800.00
Nextel Communications	1,000.00
Sprint Supplier Disbursements	800.00
Verizon Wireless	1,000.00
McLeod Telecommunications Services	20,618.64
Bookly, Inc	9,028.09
Utah Technology Council	8,221.47
SVB Financial Group	4,145.34
Yardi Systems Inc	18,612.00
Marlin Leasing	11,047.67
Comenity Servicing LLC	5,454.58
Signal Peak Ventures	18,509.25
Raymond James	8,821.89
Crocker Ventures	8,983.09
Multi Packaging Systems	3,961.93
Edelman Financial Services	9,623.16
McGillis Investment Company	7,428.55
B.O.S.S. Retirement Solutions	15,607.98
Cricket Utah Property Co.	2,800.00
Total	$156,463.64

Letter of Credit Schedule
as of 04/01/16

Tenant	Amount
Standish Management	85,672.00
RGN Salt Lake City	152,035.00
Total	$237,707.00

EXHIBIT B-3
TENANT ARREARAGES

Page 2

Unit	Resident	Charge Code	Total Unpaid Charges	0 - 30 days	31 - 60 days	61 - 90 days	Over 90 days	Prepayments	Balance
1004.3 - Cottonwood (2795)									
0640	t0000597	Standish Management, LLC	412.82	126.45	286.37	0.00	0.00	0.00	412.82
V998	30656	Federal Express	0.00	0.00	0.00	0.00	0.00	-240.00	-240.00
V999	38164	United Parcel Service	0.00	0.00	0.00	0.00	0.00	-60.27	-60.27
Total 1004.3			**54,503.44**	**25,134.40**	**26,780.83**	**0.00**	**2,588.21**	**-478.01**	**54,025.43**
1004.4 - Cottonwood (2825)									
0305	18702	Cafe Rio	1,226.29	0.00	1,226.29	0.00	0.00	0.00	1,226.29
0305	65373	Crocker Ventures LLC	0.00	0.00	0.00	0.00	0.00	-2,428.83	-2,428.83
0310	t0000061	Redirect, LLC	330.55	0.00	330.55	0.00	0.00	0.00	330.55
0310	t0000684	The United States of America	222.99	222.99	0.00	0.00	0.00	0.00	222.99
0350	66376	SanDisk Corporation	8,466.81	0.00	8,466.81	0.00	0.00	-0.01	8,466.80
0380	t0000059	Avnet, Inc	889.43	0.00	889.43	0.00	0.00	0.00	889.43
0435	18796	Peterson Partners, Inc.	0.00	0.00	0.00	0.00	0.00	-0.03	-0.03
0450	t0000616	Apex Systems, Inc.	276.84	0.00	276.84	0.00	0.00	0.00	276.84
0460	t0000422	Edelman Financial Services, LLC	336.01	0.00	336.01	0.00	0.00	0.00	336.01
0470	18690	AXA Equitable Life Insurance Company	1,556.28	0.00	1,556.28	0.00	0.00	-115.15	1,441.13
0500	18729	RGN-Salt Lake City II, LLC	-3,279.16	0.00	2,394.15	0.00	-5,673.31	0.00	-3,279.16
0550	t0000601	McGillis Investment Company, L.L.P.	356.07	0.00	356.07	0.00	0.00	0.00	356.07
SATCR	23667	Cricket Utah Property Co.	5,342.77	2,220.33	2,327.42	0.00	795.02	-24,423.64	-19,080.87
Total 1004.4			**15,724.88**	**2,443.32**	**18,159.85**	**0.00**	**-4,878.29**	**-26,967.66**	**-11,242.78**

EXHIBIT B-4
CONTRACTS

Service Contracts
VENDOR	CONTRACT TYPE	CONTRACT FORM	CONTRACT START DATE	CONTRACT END DATE
ABM Engineering	Engineering/Maint	Service Agreement	4/1/2014	3/31/2017
Alarm Control			PENDING CONTRACT
Alders Sales Corporation	Annual Smoke guard inspection	Service Agreement	4/1/2016	3/31/2019
American Shredding	Paper shredding	Service Agreement	4/1/2013	3/31/2016
Birrell Services	Parking Lot/Parkway Sweeping	Service Agreement	5/1/2013	4/30/2016
Canon Copy Machine	Copy Machine	Service Agreement	6/1/2014	6/30/2017
CCI Mechanical, Inc.	Boiler and Chiller PM	Service Agreement	1/1/2016	12/31/2018
Cintas	Engineering uniform rental/wash and building floor mats	Service Agreement	2/26/2015	2/26/2020
Commerical Services Solutions	Quarterly common area carpet cleaning	Service Agreement	1/1/2016	12/31/2018
Culligan Bottle Water		Service Agreement
Cummins Rocky Mountain	Annual generator and loadbank testing	Service Agreement	6/1/2014	5/31/2017
Electronic Tenant Solutions	Tenant Portal, Service Order Requests	License Agreement	1/1/2015	12/31/2017
Fullmer Brothers	Building/Parkway landscaping and snow removal	Service Agreement	4/1/2014	3/31/2017
Horizon Property Services	Exterior and interior window cleaning	Service Agreement	6/1/2014	5/31/2017
Integra	Riser Management	Service Agreement	11/1/2015	10/31/2018
Living Creations, Inc	Interior landscaping	Service Agreement	5/1/2013	4/30/2016
Orkin	Interior and exterior pest control	Service Agreement	6/1/2014	5/31/2017
Pitney Bowes	Postage Machine	Service Agreement	7/23/2013	12/31/2016
Power Engineering	Water treatment	Service Agreement	4/1/2013	3/31/2016
RBM Services, Inc	Janitorial	Service Agreement	3/14/2016	2/14/2018
ThyssenKrupp Elevator Americas	Elevator maintenance	Service Agreement	7/1/2014	6/30/2019
Universal Protection Services	Security services	Service Agreement	6/1/2015	5/31/2018

Utah Yamas Controls	Annual BAS maintenance	Service Agreement	5/1/2014	4/30/2017
Veracity Networks	Office and elevator phone maintenance	Service Agreement	7/23/2012	7/23/2015
Waste Management of Utah, Inc	Building trash removal	Service Agreement	11/1/2015	10/31/2018

Non-Recurring Contracts
VENDOR	CONTRACT TYPE	JOB
New Concepts	Task order	BOSS Tenant Improvements

EXHIBIT B-5
MANDATORY CONTRACTS

Mandatory Contracts

Service Contracts
VENDOR	CONTRACT TYPE	CONTRACT FORM	CONTRACT START DATE	CONTRACT END DATE
Canon Copy Machine	Copy Machine	Service Agreement	6/1/2014	6/30/2017
Culligan Bottle Water		Service Agreement
Electronic Tenant Solutions	Tenant Portal, Service Order Requests	License Agreement	1/1/2015	12/31/2017
ThyssenKrupp Elevator Americas	Elevator maintenance	Service Agreement	7/1/2014	6/30/2019

Non-Recurring Contracts
VENDOR	CONTRACT TYPE	JOB
New Concepts	Task order	BOSS Tenant Improvements

EXHIBIT B-6
LITIGATION

None.

EXHIBIT C
TENANT ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to _________________ (“Purchaser”), its lender, and their successors and assigns as follows:
1.    That it is the tenant under that certain Lease dated ______________________, between it, as tenant, and __________________, a __________________, as landlord (“Landlord”), as amended by amendments dated ______________, ___________________ and __________________ (“Lease”), pursuant to which Tenant leases approximately ____________ square feet (the “Premises”).
2.    The Lease is enforceable against Tenant and, to Tenant’s knowledge, against Landlord, and there are no amendments, modifications or supplements thereto.
3.    Under the terms of the Lease, Tenant is presently obligated to pay Base Rent (as defined in the Lease) at the rate of $___________ per month plus Tenant’s share of Operating Expenses (as defined in the Lease) and Real Estate Taxes (as defined in the Lease), which share is _____% (“Tenant’s Percentage Share”), together with all other additional rent, if any, described therein.
4.    Base Rent has been paid through ________________, Tenant’s Percentage Share has been paid through _______________ and no payment of rent has been made more than 30 days in advance. Tenant is not entitled to any abatement or rent for any period of the Lease term after the date hereof except as provided in the Lease.
5.    To Tenant’s knowledge, Landlord is not in default in the performance of the terms or provisions of the Lease to be observed or performed by it.
6.    The Lease is for a term of ________________ years commencing __________________, and Tenant has no option to extend the term thereof, except as set forth in the Lease.
7.    The amount of the security deposit delivered by Tenant to Landlord is $______________ and was made in the form of cash or a letter of credit, and no portion of the security deposit has been applied to a tenant default.
8.    Tenant has not assigned its interest in the Lease, subleased or licensed any portion of the premises leased thereunder, or encumbered its interest in the Lease, except as follows:                                                                                                                                         .

9.    Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
10.    As of the date of this Certificate, to Tenant’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
11.    Tenant has accepted and is presently occupying the Premises, and, to Tenant’s knowledge, the Premises have been completed in accordance with the terms of the Lease.
12.    Tenant has no option or right of first refusal to purchase the Premises except as provided in the Lease. Tenant has no right to lease additional or different space in the Property except as provided in the Lease.
This Certificate is given with the understanding that Landlord intends to assign and convey its interest under the Lease to Purchaser and that the Purchaser and its lenders and their successors and assigns intend to rely hereon in connection with therewith. Upon such acquisition, Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of Tenant and Landlord and their respective successors and assigns.
Dated:________________

TENANT
________________________________________, a ______________________________________
By:______________________________________ Print Name: ____________________________ Its: ___________________________________

EXHIBIT D
DEED
(attached hereto)

Prepared by:
Devan H. Popat, Esq. Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661
After Recording, return to
___________________
___________________
___________________
___________________

Tax Parcel Nos:
___________________ ___________________

SPECIAL WARRANTY DEED
(Salt Lake County, Utah)

NOP COTTONWOOD HOLDINGS, LLC, a Delaware limited liability (“Grantor”) whose principal office is 515 South Flower Street, 32nd Floor, Los Angeles, California 90071, hereby CONVEYS to [________________________] (“Grantee”) whose principal office is [________________________], for the sum of TEN DOLLARS and other good and valuable consideration, the following described tracts of land in Salt Lake County, State of Utah to wit (the “Property”):

[SEE LEGAL DESCRIPTION ATTACHED HERETO AS EXHIBIT A]

to have to hold the Property aforesaid, with all and singular the rights, privileges, appurtenances, and immunities thereto belonging or in any wise appertaining unto Grantee, and unto its successors and assigns forever; and Grantor warrants and forever defends the title to the same unto Grantee, its successors and assigns, against persons claiming by, through, or under Grantor, but not otherwise, subject only to those encumbrances set forth on Exhibit B.

IN WITNESS WHEREOF, the Grantor has caused its name to be hereunto affixed by its duly authorized representative this ___ day of _________, ____.

GRANTOR

NOP COTTONWOOD HOLDINGS, LLC,
a Delaware limited liability company,

By:    National Office Partners LLC,
a California limited liability company,
Its:    Sole Member

By:    CWP Capital Management, LLC,
a Delaware limited liability company,
Its:    Manager

By:
Name:
Title:

STATE OF     )
) to wit:
COUNTY OF     )

I hereby certify that on the ___ day of __________, 2016, before me, the undersigned notary public, personally appeared _________________________, who acknowledged her/himself to be the                  of                         , a ________________________, and that s/he, as the              of                         , being authorized to do so, executed this Deed for the purposes contained therein, by signing the name of the _______________ by her/himself as                 .
IN WITNESS WHEREOF, I set my hand and official seal.

[NOTARY SEAL]
Notary Public

My Commission Expires:

Exhibit A
LEGAL DESCRIPTION

EXHIBIT E
BILL OF SALE
THIS BILL OF SALE is made as of ______________________, 2016, between NOP COTTONWOOD HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and ___________________________________________, a ____________________________ (“Purchaser”).
RECITALS
WHEREAS, pursuant to that certain Sale, Purchase and Escrow Agreement dated as of __________________, 2016, between Seller and Purchaser (the “Sale Agreement”), Seller agreed to sell to Purchaser that certain real property described in Schedule 1 attached hereto and made a part hereof, and all improvements located thereon (collectively, the “Real Property”).
WHEREAS, concurrently with the execution and delivery of this Bill of Sale, Seller is conveying the Real Property to Purchaser.
WHEREAS, the Purchase Agreement provides, among other matters, that Seller shall convey to Purchaser all of Seller’s right, title and interest in and to the Personal Property (as defined in the Agreement).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiently of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Conveyance. Seller hereby sells, transfers, sets over, assigns and conveys to Purchaser, and Purchaser hereby accepts, all of Seller’s right, title and interest in and to the Personal Property. This Bill of Sale is made by Seller and accepted by Purchaser subject to the terms of the Sale Agreement.
2.    Miscellaneous. This Bill of Sale and the obligations of the parties hereunder: (i) shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; (iii) shall be governed by the laws of the State of Utah, without regard to its conflicts of laws principles; and (iv) may not be modified, amended, waived, discharged or terminated other than by a written agreement signed by the party to be charged therewith. The Recitals at the beginning of this Bill of Sale and the Schedules attached hereto are incorporated herein by this reference. In the event either party hereto brings any action or proceeding against the other party with respect to any matter pertaining to this Bill of Sale, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred by it in connection with the subject action or proceeding, including reasonable attorneys’ fees. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller and Purchaser has executed and delivered this Bill of Sale under seal as of the date first written above.
NOP COTTONWOOD HOLDINGS, LLC,
a Delaware limited liability company,

By:    National Office Partners LLC,
a California limited liability company,
Its:    Sole Member

By:    CWP Capital Management, LLC,
a Delaware limited liability company,
Its:    Manager

By:
Name:
Title:

PURCHASER

,

a

By:
Name:
Title: ________________________________

SCHEDULE 1

LEGAL DESCRIPTION

EXHIBIT F
ASSIGNMENT OF LEASES
THIS ASSIGNMENT OF LEASES (“Assignment”) is made as of __________, 2016, between NOP COTTONWOOD HOLDINGS, LLC, a Delaware limited liability company (“Assignor”); and ________________, a _____________________ (“Assignee”).
RECITALS
WHEREAS, pursuant to that Sale, Purchase and Escrow Agreement dated as of ________________, 2016 between Assignor and Assignee (the “Sale Agreement”), Assignor agreed to sell to Purchaser that real property described in Schedule 1 attached hereto and made a part hereof, and all improvements located thereon (collectively, the “Real Property”);
WHEREAS, concurrently with the execution and delivery of this Assignment, Assignor is conveying the Real Property to Assignee; and
WHEREAS, the Sale Agreement provides, among other matters, that Assignor shall assign to Assignee all of Assignor’s right, title and interest in and to all leases, licenses and other agreements for use and/or occupancy of the Real Property to which Seller is a party (excluding easements and similar agreements recorded among public records against the Real Property) and all guaranties related thereto (collectively, the “Leases”), and that Assignee shall accept such assignment and assume and agree to perform all of the terms, covenant and conditions to be observed or performed by Assignor under the Leases to the extent accruing or arising on or after the date of this Assignment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignment of Leases. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Leases. Assignee hereby accepts such assignment and assumes and agrees to perform all of the terms, covenants and conditions to be observed or performed by Assignor under the Leases to the extent accruing or arising on or after the date of this Assignment. This Assignment is made by Assignor and Assignee subject to the terms of the Sale Agreement.
2.    Miscellaneous. This Assignment and the obligations of the parties hereunder: (i) shall survive the closing of the transaction referred to in the Sale Agreement and shall not merge therein; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assignees and heirs; (iii) shall be governed by the laws of the State of Utah, without regard to its conflicts of laws principles; and (iv) may not be modified, amended, waived, discharged or terminated other than by written agreement signed by the party to be charged therewith. The Recitals set forth at the beginning of this Assignment and the Schedules attached hereto are incorporated herein by this reference. In the event either party hereto brings an action or proceeding against the other party with respect to any matter pertaining to this Assignment, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred by it in connection with the subject action or proceeding, including reasonable attorneys’ fees. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment under seal as of the date first written above.
ASSIGNOR

NOP COTTONWOOD HOLDINGS, LLC,
a Delaware limited liability company

By:    National Office Partners LLC,
a California limited liability company
Its:    Sole Member

By:    CWP Capital Management, LLC,
a Delaware limited liability company
Its:    Manager

By:
Name:
Title:

ASSIGNEE

,

a

By:
Name:
Title:

SCHEDULE 1
LEGAL DESCRIPTION

SCHEDULE 2
LEASES

EXHIBIT G
GENERAL ASSIGNMENT
THIS GENERAL ASSIGNMENT (“Assignment”) is made as of ________________, 2016, between NOP COTTONWOOD HOLDINGS, LLC, a Delaware limited liability company (“Assignor”), and ________________________________, a _____________________ (“Assignee”).
RECITALS
WHEREAS, pursuant to that certain Sale, Purchase and Escrow Agreement dated as of ___________________, 2016, between Assignor and Assignee (the “Sale Agreement”), Assignor agreed to sell to Assignee that real property described in Schedule 1 attached hereto and made a part hereof, and the improvements located thereon (collectively, the “Real Property”);
WHEREAS, concurrently with the execution and delivery of this Assignment, Assignor is conveying the Real Property to Assignee; and
WHEREAS, the Sale Agreement provides, among other matters, that Assignor shall assign to Assignee, to the extent not otherwise transferred by Assignor pursuant to any of the Deed, the Bill of Sale or the Assignment of Leases, all dated on or about the date of this Assignment, executed by Assignor in favor of Assignee, all of Assignor’s right, title and interest in and to: (i) those service, supply, maintenance, utility and commission agreements, equipment leases, warranties, and other contracts, subcontracts and agreements described in Schedule 2 attached hereto and incorporated herein by this reference (the “Contracts”); (ii) all licenses, permits and other written authorizations for use, operation or ownership of the Real Property; and (iii) all trade names, trademarks, logos, service marks, photographs and other identifying material, Real Property name, plans and specifications, warranties and guarantees pertaining to the Real Property and any Improvements (the rights and interest of Assignor described in clauses (i), (ii) and (iii) hereinabove are hereinafter collectively referred to as the “Other Property Rights”); provided, however, Other Property Rights shall not include any management agreement or insurance policy for all or a portion of the Real Property.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Other Property Rights. Assignee hereby accepts such assignment and assumes and agrees to perform all of the terms, covenants and conditions to be observed or performed by Assignor under the Other Property Rights to the extent accruing or arising on or after the date of this Assignment. This Assignment is made by Assignor and Assignee subject to the terms of the Sale Agreement.
2.    Miscellaneous. This Assignment and the obligations of the parties hereunder: (i) shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assignees and heirs; (iii) shall be governed by the laws of the State of Utah, without regard to its conflicts of laws principles; and (iv) may not be modified, amended, waived, discharged or terminated in any manner other than by a written agreement signed by the party to be charged therewith. The Recitals at the beginning of this Assignment and the Schedules attached hereto are incorporated herein by this reference. In the event either party hereto brings any action or proceeding against the other party with respect to any matter pertaining to this Assignment, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses incurred by it in connection with the subject action or proceeding, including reasonable attorneys’ fees. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment under seal as of the date first written above.
ASSIGNOR

NOP COTTONWOOD HOLDINGS, LLC,
a Delaware limited liability company

By:    National Office Partners LLC,
a California limited liability company
Its:    Sole Member

By:    CWP Capital Management, LLC,
a Delaware limited liability company
Its:    Manager

By:
Name:
Title:

ASSIGNEE

,

a

By:
Name:
Title:

SCHEDULE 1
LEGAL DESCRIPTION

SCHEDULE 2
CONTRACTS

EXHIBIT H
CERTIFICATION OF NON‑FOREIGN STATUS
To inform _____________________________, a ________________ (“Purchaser”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”), will not be required upon the transfer of certain real property to Purchaser by NOP COTTONWOOD HOLDINGS, LLC, a Delaware limited liability company (“Seller”), Seller hereby certifies the following:
1.    It is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2.    Seller is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii);
3.    Its U.S. employer identification number is 20-3700731; and
4.    Its principle office address is c/o CommonWealth Partners, 515 South Flower Street, 32nd Floor, Los Angeles, California 90071.
Seller understands that this Certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalty of perjury, Seller declares that it has examined this Certification and to the best of its knowledge and belief this Certification is true, correct and complete.
Date: _______________
SELLER
NOP COTTONWOOD HOLDINGS, LLC,
a Delaware limited liability company

By:    National Office Partners LLC,
a California limited liability company
Its:    Sole Member

By:    CWP Capital Management, LLC,
a Delaware limited liability company
Its:    Manager

By:
Name:
Title:

EXHIBIT I
NOTICE TO TENANTS
Date:             , 2016

RE:	Notice of Change of Ownership of Cottonwood Corporate Center, located at 2755-2855 East Cottonwood Parkway, Cottonwood Heights, Utah (the “Property”)
To Tenants of the Property:
As of the date hereof, NOP Cottonwood Holdings, LLC, a Delaware limited liability company (“Prior Owner”), transferred, sold, assigned and conveyed all of its interest in and to the Property to ______________ (the “New Owner”).
Prior Owner has delivered to New Owner a security deposit in the amount of $_________________.
Future notices and rental payments with respect to your lease for space at the Property should be made to the New Owner in accordance with your lease.
Sincerely,
PRIOR OWNER:

NOP COTTONWOOD HOLDINGS, LLC,
a Delaware limited liability company

By:    National Office Partners LLC,
a California limited liability company
Its:    Sole Member

By:    CWP Capital Management, LLC,
a Delaware limited liability company
Its:    Manager

By:
Name:
Title:

NEW OWNER:

,

a

By:
Name:
Title:

EXHIBIT J
ERISA Letter

Date:             , 2016
NOP COTTONWOOD HOLDINGS, LLC
c/o Commonwealth Partners
515 South Flower Street
32nd Floor
Los Angeles, California 90071
Attn: Rick Lewis
RE:    Acquisition of Cottonwood Corporate Center, located at 2755-2855 East Cottonwood     Parkway, Cottonwood Heights, Utah (the “Property”)
Gentlemen:
The undersigned represents to you that neither the assets of HGREIT II Cottonwood Center LLC (“Purchaser”), nor the assets to be used by Purchase to acquire the Property constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA and, to Purchaser’s knowledge, Purchaser’s execution of the Sale, Purchase and Escrow Agreement dated May __, 2016 between Purchaser and NOP Cottonwood Holdings, LLC, and the purchase of the Property by Purchaser, is not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

Sincerely,
________________________________[Purchaser]
By:______________________________________ Print Name: ____________________________ Its: ___________________________________

EXHIBIT K
LEASE EXPENSES

Cottonwood Corporate Center
Cost Summary

Category	Outstanding	Notes

ExtraSpace Storage
Tenant Improvement Allowance	4,884,560	$80/usf
Free Rent	2,752,340	Will be prorated at closing based on actual closing date
Gym	63,363	Per Proposals

Boss Retirement Solutions
Tenant Improvement 2nd payment	21,940	2nd half of the total ($43,880) $20 psf TI Allowance
Landlord Work	15,000	Estimate for Completion
Free Rent	12,141	Will be prorated at closing based on actual closing date
Commissions	11,225	2nd half - to be invoiced upon turnover of premises

Dyno Nobel Outstanding Free Rent	487,207	Will be prorated at closing based on actual closing date

Total	$8,247,777

EXHIBIT L
FORM OF ASSIGNMENT AND ASSUMPTION OF MANAGER’S RIGHTS
(attached hereto)

Prepared by:
Devan H. Popat, Esq. Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661
After Recording, return to
___________________
___________________
___________________
___________________

Tax Parcel Nos:
___________________ ___________________

ASSIGNMENT AND ASSUMPTION OF MANAGER’S RIGHTS
THIS ASSIGNMENT AND ASSUMPTION OF MANAGER’S RIGHTS (this “Assignment”), dated as of this ___ day of ____________, 2016 (the “Effective Date”), is executed by and between NOP COTTONWOOD HOLDINGS LLC, a Delaware limited liability company (“Assignor”), and HGREIT II COTTONWOOD CENTER LLC, a Delaware limited liability company (“Assignee”).
RECITALS
A.    WHEREAS, pursuant to that certain Sale, Purchase and Escrow Agreement dated as of May ___, 2016, by and between Assignor and Assignee (the “Purchase Agreement”), Assignor is required to assign to Assignee and Assignee is required to assume from Assignor, all of the Assignor’s rights and obligations as manager with respect to certain real property and improvements located in Salt Lake County, Utah, and more particularly described in Exhibit A attached hereto, under that certain Declaration of Easements, Covenants and Restrictions [Cottonwood Corporate Center] dated as of January 8, 1996 (“Original Declaration”) executed by COTNET INVESTMENTS, L.C., (f/k/a Wallnet Investments, L.C.) a Utah limited liability company (“Initial Manager”), acting as “Manager”, recorded January 17, 1996, as Instrument No. 6259074 of the Official Records of Salt Lake County, Utah (the “Official Records”), as amended by (i) that certain First Amendment to Declaration of Easements, Covenants and Restrictions dated June 27, 1996, recorded on July 3, 1996 as Instrument No. 6398547 of the Official Records (the “First Amendment”), (ii) that certain Second Amendment to Declaration of Easements, Covenants and Restrictions dated May 2, 1997, recorded on May 2, 1997 as Instrument No. 6635821 of the Official Records (the “Second Amendment”), (iii) that certain Third Amendment to Declaration of

Easements, Covenants and Restrictions dated July 16, 1997, recorded on July 22, 1997 as Instrument No. 6696564 of the Official Records (the “Third Amendment”), (iv) that certain Fourth Amendment to Declaration of Easements, Covenants and Restrictions dated November 12, 1998, recorded on November 12, 1998 as Instrument No. 7152537 of Official Records (the “Fourth Amendment”), and (v) that certain Fifth Amendment to Declaration of Easements, Covenants and Restrictions dated February 25, 2004, recorded on February 25, 2004 as Instrument No. 8987987 of Official Records (the “Fifth Amendment”) and as affected by (vi) that certain Assignment and Assumption of Manager’s Rights dated November 17, 2005, recorded on November 17, 2005 as Instrument No. 9556832 of the Official Records (the “Assignment of Manager’s Rights”) pursuant to which Initial Manager assigned all of its rights, privileges and obligations under the Declaration to Assignor. The Original Declaration, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment and as affected by the Assignment of Manager’s Rights, is referred to herein as the “Declaration.”
B.    WHEREAS, in compliance with the requirements of the Purchase Agreement, Assignor intends to transfer and convey all of its rights and obligations as manager under the Declaration and all rights and privileges associated therewith to Assignee, and Assignee agrees to assume such rights and obligations.
NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Defined Terms. Capitalized terms used herein that are not defined herein shall have the meaning given such terms in the Purchase Agreement.
2.    Assignment of Manager’s Interest. Assignor hereby grants, assigns, conveys and transfers to Assignee on and as of the Effective Date, without the need for the execution of any additional documentation (said transfer being automatic upon the Effective Date), all of its rights and obligations as manager under the Declaration (the “Manager’s Interest”).
3.    Acceptance and Assumption. Assignee hereby accepts Assignor’s assignment and transfer of the Manager’s Interest effective as of the Effective Date and assumes all of the covenants, agreements, conditions, limitations, and other obligations and liabilities of the manager under the Declaration accruing from and after the Effective Date.
4.    Miscellaneous.
(a)    This Assignment shall be governed by and construed in accordance with Utah law.
(b)    This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
(c)    The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
(d)    If any party hereto fails to perform any of its obligations under this Assignment or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Assignment, then the party not prevailing in such dispute shall pay any and all reasonable costs and expenses incurred by the prevailing party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.
[signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

NOP COTTONWOOD HOLDINGS, LLC,
a Delaware limited liability company,

By: National Office Partners LLC,
       a California limited liability company,
Its: Sole Member

By: CWP Capital Management, LLC,
       a Delaware limited liability company,
Its: Manager

By:
Name:
Title:

ASSIGNEE:

HGREIT II COTTONWOOD CENTER LLC, a Delaware limited liability company By: Name: Title:

STATE OF     )
) to wit:
COUNTY OF     )

I hereby certify that on the ___ day of __________, 2016, before me, the undersigned notary public, personally appeared _________________________, who acknowledged her/himself to be the                  of                         , a ________________________, and that s/he, as the              of                         , being authorized to do so, executed this Deed for the purposes contained therein, by signing the name of the _______________ by her/himself as                 .
IN WITNESS WHEREOF, I set my hand and official seal.

[NOTARY SEAL]
Notary Public

My Commission Expires:

STATE OF     )
) to wit:
COUNTY OF     )

I hereby certify that on the ___ day of __________, 2016, before me, the undersigned notary public, personally appeared _________________________, who acknowledged her/himself to be the                  of                         , a ________________________, and that s/he, as the              of                         , being authorized to do so, executed this Deed for the purposes contained therein, by signing the name of the _______________ by her/himself as                 .
IN WITNESS WHEREOF, I set my hand and official seal.

[NOTARY SEAL]
Notary Public

My Commission Expires:

EXHIBIT A
LEGAL DESCRIPTION

EXHIBIT M
PURCHASE PRICE CREDIT CALCULATION

Period	Purchase Price Credit
6/1/2016 - 6/30/2016	$54,883.96
7/1/2016 - 7/31/2016	$54,883.96
8/1/2016 - 8/31/2016	$54,883.96
9/1/2016 - 9/30/2016	$56,528.60
10/1/2016 - 10/31/2016	$56,528.60
11/1/2016 - 11/30/2016	$56,528.60
12/1/2016 - 12/31/2016	$56,528.60
1/1/2017 - 1/31/2017	$56,528.60